Exhibit 10.16
AGREEMENT OF LEASE
BETWEEN
THE TOA REINSURANCE COMPANY OF AMERICA,
as Landlord,
-and-
CHARTWELL INTERNATIONAL, INC.,
as Tenant.

Dated: June 14, 2006
Building: 177 Madison Avenue
Morristown, New Jersey

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     THIS AGREEMENT OF LEASE (this “Lease”), dated June 14, 2006, between THE TOA REINSURANCE COMPANY OF AMERICA (“Landlord”), a corporation of the State of Delaware, having an office at 177 Madison Avenue, Morristown, New Jersey 07962, and CHARTWELL INTERNATIONAL, INC. (“Tenant”), a corporation of the State of Nevada, having an office at 485 Underhill Boulevard, Syosset, New York 11791.
PRELIMINARY STATEMENT
     Landlord is the owner in fee simple of a certain tract of land lying and being in the Town of Morristown, County of Morris, State of New Jersey (the “Property”), which is more particularly described on Exhibit A attached hereto and made a part hereof, upon which there is located an office building commonly known at 177 Madison Avenue (the “Building”). Tenant desires to lease space in the Building in accordance with, and subject to, the provisions of this Lease.
     NOW, THEREFORE, Landlord and Tenant agree as follows:
DEFINITIONS
     For all purposes of this Lease and all agreements supplemental thereto or modifying this Lease, the following terms shall have the meanings herein specified:
     “Additional Insureds” shall have the meaning given to such term in Section 13.2 of this Lease.
     “Additional Rent” shall mean all sums payable by Tenant to Landlord pursuant to this Lease (other than Minimum Rent).
     “Alterations” shall have the meaning given to such term in Section 6.1 of this Lease.
     “Base Operating Expenses” shall mean Landlord’s Operating Expenses for the Base Year.
     “Base Taxes” shall mean Taxes for the Base Year.
     “Base Year” shall mean calendar year 2006.
     “BOMA” shall mean the Building Office and Managers Association.
     “Building” shall have the meaning given such term in the Preliminary Statement.
     “Building Holidays” shall mean Saturday; Sunday; New Year’s Day; President’s Day; Memorial Day; Independence Day; Labor Day; Thanksgiving Day and the day after Thanksgiving Day; and Christmas Day.
     “Business Days” shall mean any days other than Building Holidays.

     “Business Hours” shall mean 7:00 a.m. to 6:00 p.m. on Mondays through Fridays, excluding Building Holidays.
     “CGL” shall have the meaning given to such term in Section 13.1 of this Lease.
     “Commencement Date” shall have the meaning given to such term in Section 4.2 of this Lease.
     “Common Area” or “Common Areas” means all areas; structures; roadways; sidewalks; parking lots; plazas; traffic lights; pumpstations; drainage basins; swales; detention or retention ponds; sanitary sewer systems and facilities; domestic and fire water systems; fire protection installations; electric power and telephone cables and lines and other utility connections, facilities, and other improvements (above and below ground); elevators; halls, lobbies; delivery areas; drinking fountains; public toilets; parking facilities; lobby plantings and interior landscaped areas; exterior landscaped areas; electrical, plumbing, and heating, ventilating and air conditioning facilities; and all other improvements or facilities which are owned by Landlord and are now or hereafter constructed on the Real Property for use in common by Landlord, Tenant, and other tenants located in the Building.
     “Compensation Act” shall have the meaning given to such term in Section 8.2 of this Lease.
     “Construction Allowance” shall have the meaning given to such term in Exhibit D of this Lease.
     “Construction Cost” shall have the meaning given to such term in Exhibit D of this Lease.
     “Designated Broker” shall mean GVA Williams and CB Richard Ellis, Inc.
     “Election Right” shall have the meaning given to such term in Section 6.6 of this Lease.
     “Event of Default” shall have the meaning given such term in Section 18.1 of this Lease.
     “Excusable Delay” shall mean a delay caused by governmental action, or lack thereof, shortages or unavailability of materials and/or supplies, labor disputes, strikes, slow downs, job actions, picketing, secondary boycotts, fire or other casualty, delays in transportation, acts of God, requests of any governmental agencies or authorities, court or administrative orders or regulations, adjustment of insurance, acts of declared or undeclared war, public disorder, riot or civil commotion, or by anything else beyond the reasonable control of Landlord, including delay caused directly or indirectly by Tenant or Tenant’s Visitors.
     “Fair Market Renewal Rent” shall have the meaning given to such term in Section 33.1 of this Lease.

     “Governmental Authority” shall mean the township, county, state, or federal government, or any agency or quasi-governmental agency, or any fire insurance rating organization having jurisdiction over the Real Property or the use or operation thereof, or any insurance company insuring all or any part of the Real Property.
     “ISRA” shall have the meaning given to such term in Section 8.2 of this Lease.
     “Landlord” shall mean the party defined as such in the first paragraph of this Lease, including at any time after the date hereof, the then owner of Landlord’s interest in the Premises.
     “Landlord’s Estimated Operating Expenses” shall have the meaning given such term in Section 2.3 of this Lease.
     “Landlord’s Expense Statement” shall have the meaning given such term in Section 2.3 of this Lease.
     “Landlord’s Operating Expenses” shall mean those costs or expenses paid or incurred by Landlord (and/or others to the extent such costs paid or incurred by others are reimbursed by Landlord) in connection with the ownership, operation, management, maintenance, repair, and replacement of the Real Property, including, but not limited to, the cost of electricity supplied to the Common Areas; sewer meter charges; water; window cleaning; heating; cooling; janitorial service; trash removal; exterminating; insurance of all kinds carried in good faith by Landlord and applicable to the Real Property (including, without limitation, rent insurance); snow and ice removal; maintenance and cleaning of the parking lots and driveways (including resurfacing and restriping); regulation of traffic; repair and maintenance of traffic signals benefiting the Real Property; landscape and grounds maintenance; interior landscaping; maintenance and repair of utility systems; cost of surveys of electricity consumption; maintenance, repairs, and replacements of any kind for which Landlord is not reimbursed; painting of Common Areas; maintenance, repair, and replacement of worn-out mechanical or damaged equipment; costs and expenses of maintaining ambient air in accordance with environmental standards as required by Governmental Authority; uniforms; management fees (provided, however, such fees shall not exceed those fees generally charged for management of office buildings similar to the Building in Morris County, New Jersey); costs of maintenance and service agreements; building supplies; sundries; sales or use taxes on supplies or services; security services and/or alarm and fire protection systems and equipment; wages, salaries, fringe benefits, and other labor costs of all persons engaged by Landlord for the operation, maintenance, repair, and replacement of the Real Property; payroll taxes and workers’ compensation for such persons; legal and accounting expenses relating to the Real Property (except legal expenses incurred in preparing leases or enforcing the terms of leases); licenses, permits, and other governmental charges; rentals of machinery and equipment used in the operation and maintenance of the Real Property; and any other expense or cost whether or not heretofore mentioned, which are reasonably incurred as an expense of operating, managing, maintaining, repairing, or replacing the Real Property. Excluded from Landlord’s Operating Expenses (unless otherwise provided herein) are Taxes; costs reimbursed by insurance; marketing expenses; depreciation expenses; interest on and amortization of debt; costs in connection with preparing space for a new tenant; advertising expenses; real estate brokers’

commissions; franchise, transfer, inheritance, or capital stock taxes or other taxes imposed upon or measured by the income or profits of Landlord; the cost of electricity supplied to any space within the Building leased to a tenant for which Landlord is reimbursed directly from such tenant; and expenditures for capital improvements, except (x) those which under generally accepted accounting principles consistently applied are expensed or regarded as deferred expenses and (y) capital expenses required to comply with any Law enacted after the date of this Lease; in either of which cases the costs thereof shall be included in Operating Expenses for the calendar year in which the costs are incurred and for subsequent calendar years on a straight line basis amortized over the useful lifetime of such improvement as Landlord shall reasonably determine (but not to exceed ten (10) years) and interest shall be computed on the unamortized balance at a rate equal to one percent (1%) over the Prime Rate as of the date Landlord incurs the cost of said capital improvement, provided, however, that nothing herein shall relieve Tenant of the responsibility for payments for capital improvements charged to Tenant pursuant to Article 5 hereof. Notwithstanding the foregoing, if Landlord and/or others shall purchase any item of capital equipment or make any capital expenditures designed to result in savings or reductions in Operating Expenses, then the costs for same shall be included in Operating Expenses, but only to the extent of savings or reductions actually obtained as reasonably estimated by Landlord’s qualified professional consultant. The costs of such capital equipment or capital expenditures are to be included in Operating Expenses for the calendar year in which the costs are incurred and subsequent calendar years on a straight line basis amortized over such period of time as reasonably can be estimated as the time in which such savings or reductions in Operating Expenses are expected to equal Landlord’s costs for such capital equipment or capital expenditure with an interest factor equal to one percent (1%) over the Prime Rate at the time of Landlord’s having actually incurred said costs. Furthermore, if Landlord and/or others shall lease any such item of capital equipment designed to result in saving or reductions in Operating Expenses, then the rentals and other costs paid pursuant to such leasing shall be included in Operating Expenses for the calendar year in which they were incurred, but only to the extent of savings or reductions actually obtained as reasonably estimated by Landlord’s qualified professional consultant. All accounting for Landlord’s Operating Expenses shall be on the accrual basis.
     “Landlord’s Tax Statement” shall have the meaning given such term in Section 3.2 of this Lease.
     “Laws” shall mean all laws, rules, regulations, and ordinances of all governmental authorities or agencies having jurisdiction over the Premises and of all insurance bodies (including, without limitation, the Board of Fire Underwriters) at any time duly issued or in force, applicable to the Premises or any part thereof or to Tenant’s use thereof, including, without limitation the Americans with Disabilities Act.
     “Lease” or “this Lease” consists of this Agreement of Lease and Exhibits A through F attached hereto and made a part hereof.
     “Lease Year” shall mean the period from the Commencement Date through December 31, 2006, and every twelve (12) month period thereafter.

     “Lien” shall mean any mortgage, pledge, lien, charge, encumbrance, or security interest of any kind, including any inchoate construction lien.
     “LOC” shall have the meaning given such term in Section 32.9 of this Lease.
     “Minimum Rent” shall mean the fixed rental payable pursuant to Section 1.3 of this Lease.
     “Monthly Expense Payment” shall have the meaning given such term in Section 2.4 of this Lease.
     “Monthly Tax Payment” shall have the meaning given such term in Section 3.3 of this Lease.
     “Net Rental Proceeds” shall mean in the case of a sublease, the amount by which the aggregate of all rents, additional charges, or other consideration payable under a sublease to Tenant by the subtenant (including sums paid for the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture, or other personal property, which sums shall reflect, at a minimum, the reasonable, fair market value of the same) exceeds the sum of (i) the Minimum Rent plus all amounts payable by Tenant pursuant to the provisions hereof during the term of the sublease in respect of the subleased space, (ii) brokerage commissions at prevailing rates due and owing to a real estate brokerage firm, and (iii) other customary and reasonable costs incurred by Tenant in connection with the subleasing; and in the case of an assignment, the amount by which all sums and other considerations paid to Tenant by the assignee of this Lease for or by reason of such assignment (including sums paid for the sale of Tenant’s fixtures, leasehold improvements, equipment, furniture, or other personal property, which sums shall reflect, at a minimum, the reasonable, fair market value of the same) exceeds the sum of (i) the Minimum Rent plus all amounts payable by Tenant pursuant to the provisions hereof during the term of the assignment in respect of the Premises, (ii), brokerage commissions at prevailing rates due and owing to a real estate brokerage firm, and (iii) other customary and reasonable costs incurred by Tenant in connection with the assignment.
     “Non-Exclusive Spaces” shall mean the non-exclusive, automobile spaces in the common parking area serving the Building.
     “Premises” shall, as of the Commencement Date, mean the portion of the second (2nd) floor of the Building cross-hatched on the floor plan of the Building attached hereto and made a part hereof as Exhibit B. The Premises, as of the Commencement Date, are comprised of 2,187 square feet of Rentable Area. Landlord and Tenant stipulate and agree for all purposes under this Lease that the Rentable Area is 2,187 square feet, notwithstanding any different measurement thereof that may be made hereafter by or on behalf of either party.
     “Prime Rate” shall mean the base lending rate publicly announced from time to time by the Wall Street Journal.
     “Property” shall have the meaning given such term in the Preliminary Statement, as particularly described on Exhibit A attached hereto and made a part hereof.

     “Projected Taxes” shall have the meaning given such term in Section 3.2 of this Lease.
     “Punch List” shall have the meaning given such term in Section 4.3 of this Lease.
     “Real Property” shall mean collectively the Property, the Building, the Common Areas, and all other improvements located on the Property.
     “Recapture Notice” shall have the meaning given such term in Section 14.2(iii) of this Lease.
     “Recapture Space” shall have the meaning given such term in Section 14.2(iii) of this Lease.
     “Renewal Term” shall have the meaning given such term in Section 33.1 of this Lease.
     “Rentable Area” shall be as defined by BOMA standard #ANSI Z65.1-1980 “Modified.”
     “Rentable Area of the Building” shall be deemed to mean, as of the Commencement Date, thirty-eight thousand one hundred fifty-five (38,155) square feet of Rentable Area.
     “Rules and Regulations” shall mean the rules and regulations set forth on Exhibit E attached hereto and made a part hereof, as the same may be amended from time to time by Landlord pursuant to the provisions of Article 29.
     “Security Deposit” shall have the meaning given to such term in Section 32.9 of this Lease.
     “Spill Act” shall have the meaning given such term in Section 8.2 of this Lease.
     “Structural Repairs” shall mean repairs or replacement to the roof, foundation, floors, and permanent exterior walls and support columns of the Building.
     “Structure” shall mean the roof, foundation, floors, and permanent exterior walls and support columns of the Building.
     “Substantially Complete,” “Substantially Completed,” and “Substantial Completion” shall have the meaning given such terms in Section 4.2 of this Lease.
     “Taxes” shall mean all real estate taxes and assessments, or substitutes therefor or supplements thereto, upon, applicable, attributable, or assessed against the Real Property or any part thereof. Taxes shall not include any franchise, capital stock, capital, rent, income, profit tax or charge, unless and to the extent that due to a change in the method of taxation or assessment the foregoing or other tax or charge shall be substituted by the applicable taxing authority for the Taxes now or hereafter imposed upon the Real Property, in which case such franchise, capital stock, capital, rental income, profit, or other tax or charge shall be deemed included in the term “Taxes”, provided, however, that the amount of such tax, assessment, levy, imposition, charge, or fee deemed to be included in the term “Taxes” shall be determined as if the Real Property were the only asset of Landlord and as if the rent received therefrom were the only income of Landlord. In the event that Taxes are permitted to be paid in installments, they shall, for purposes of this Lease, be deemed to be paid in installments.
     “Tenant” shall mean the party defined as such in the first paragraph of this Lease.
     “Tenant Improvements” or “Tenant Improvement Work” shall have the meaning given to such terms in Section 4.1 of this Lease.
     “Tenant’s Notice” shall have the meaning given such term in Section 14.2 of this Lease.
     “Tenant’s Proportionate Share” shall, as of the Commencement Date, be five and seventy three hundredths percent (5.73%), which percentage is arrived at by dividing (i) the Rentable Area of the Premises (which, as of the Commencement Date, is agreed to be 2,187 square feet) by (ii) the Rentable Area of the Building (which, as of the Commencement Date, is agreed to be thirty-eight thousand one hundred fifty-five (38,155) square feet).
     “Tenant’s Visitors” shall mean Tenant’s agents, servants, employees, contractors, invitees, licensees, subtenants, clients, consultants, representatives, guests, officers, directors, members, and partners, including, without limitation, any other person or entity hired or retained by Tenant to perform services or deliver goods, materials, or merchandise, but specifically excluding Landlord.
     “Term” shall mean the time period commencing on the Commencement Date and terminating on the Termination Date.
     “Termination Date” shall mean 11:59 p.m. on: (i) the day immediately preceding the date which is three (3) years and two (2) months after the Commencement Date, if the Commencement Date occurs on the first day of a calendar month; or (ii) the last day of the calendar month occurring three (3) years and two (2) months after the Commencement Date, if the Commencement Date does not occur on the first day of a calendar month; or such earlier date upon which the Term may expire or be terminated pursuant to the provisions of this Lease or the law.
     “Underlying Encumbrance” shall have the meaning given such term in Section 21.1 of this Lease.
     “Wiring” shall have the meaning given to such term in Section 6.6 of this Lease.
     “Wiring Restoration Work” shall have the meaning given to such term in Section 6.6 of this Lease.

ARTICLE I
PREMISES; RENT; ADDITIONAL RENT; PARKING; UTILITIES
     1.1. Landlord, for and in consideration of the covenants hereinafter contained and made on the part of Tenant, hereby demises and leases to Tenant, and Tenant hereby hires from Landlord, the Premises for the Term, subject, however, to the terms and conditions of this Lease.
     1.2. The leasing of the Premises to and by Tenant includes the right to the non-exclusive use of six (6) Non-Exclusive Spaces on the Real Property. The total number of Non-Exclusive Spaces provided hereunder shall be increased or decreased based on adjustments or expansions of the Premises in accordance herewith so that the total number of parking spaces shall equal three (3) for each one thousand (1,000) square feet of Rentable Area of the Premises. Tenant acknowledges that, in the event the foregoing calculation regarding the total number of Non-Exclusive Spaces results in a fraction of a parking space, such calculation shall be rounded down to the nearest whole number. Tenant shall comply with such reasonable Rules and Regulations as Landlord may promulgate from time to time with respect to said parking. Landlord shall have the right to assign the location of said Non-Exclusive Spaces or may designate the location of same from time to time. In addition, the leasing of the Premises to and by Tenant includes the right to use in common with others entitled thereto the Common Areas, subject to the terms and conditions of this Lease and to the Rules and Regulations.
     1.3. Tenant hereby covenants and agrees to pay to Landlord during the Term, at the office of Landlord, or such other place as Landlord may from time to time designate, without any set-off, offset, abatement, counterclaim, defense, suspension, deferment, diminution of any kind or deduction whatsoever, except as expressly provided herein, (i) the Minimum Rent specified on Exhibit C attached hereto in equal monthly installments on the first day of each month during the Term, in advance, without notice or demand, commencing on the Commencement Date (subject to the Rent Abatement provided for in Section 1.7 of this Lease), and (ii) all Additional Rent as herein provided, in lawful money of the United States of America at the time of payment. Except as otherwise expressly provided herein, this Lease shall not terminate, nor shall Tenant have any right to terminate or avoid this Lease or be entitled to the abatement of any Minimum Rent or Additional Rent payable hereunder or any reduction thereof, nor shall the obligations and liabilities of Tenant hereunder be in any way affected for any reason. The obligations of Tenant hereunder shall be separate and independent covenants and agreements.
     1.4. If any installment of Minimum Rent or Additional Rent is not paid on or before the date when due, Tenant shall pay to Landlord on demand a late charge equal to the sum of: (i) interest at the Prime Rate, plus four (4%) percent per annum, which interest shall accrue from the date any payment of Minimum Rent or Additional Rent is due until the date of payment of the same; plus (ii) an administrative fee equal to four (4%) percent of said late payment.
     1.5. Except as otherwise provided in Section 9.2 of this Lease, Tenant will contract for and will pay all charges for electricity, communications, and other services or utilities at any time rendered or used on or about the Premises to the company providing the same before any interest or penalty may be added thereto and will furnish to Landlord, upon request, satisfactory proof evidencing such payment.
     1.6. Landlord shall have all the rights and remedies for the collection of Additional Rent as are available to Landlord for the collection of the Minimum Rent pursuant to the terms of this Lease.
     1.7 Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be required to pay to Landlord the Minimum Rent attributable to the first two (2) months of the Term (the “Rent Abatement”), but Tenant shall be required to pay Additional Rent during said two (2) month period.
ARTICLE 2
LANDLORD’S OPERATING EXPENSES
     2.1. Tenant shall pay to Landlord, as Additional Rent, Tenant’s Proportionate Share of the amount by which Landlord’s Operating Expenses for any Lease Year (except the Base Year) during the Term exceeds the Base Operating Expenses. Tenant’s Proportionate Share of such excess for less than a year shall be prorated and apportioned.
     2.2. In the event less than ninety-five (95%) of the Rentable Area of the Building is occupied during any Lease Year, Landlord’s Operating Expenses during said calendar year shall be projected as if the Rentable Area of the Building were ninety-five (95%) occupied for that entire Lease Year.
     2.3. Within ninety (90) days following the first day of each Lease Year (excluding the Base Year) within the Term, Landlord shall determine or estimate Landlord’s Operating Expenses for such Lease Year (excluding the Base Year) (“Landlord’s Estimated Operating Expenses”) and shall submit such information to Tenant in a written statement (“Landlord’s Expense Statement”).
     2.4. Commencing on the first day of the first month following the submission of any Landlord’s Expense Statement and continuing thereafter until Landlord renders the next Landlord’s Expense Statement, Tenant shall pay to Landlord on account of its obligation under Section 2.1 of this Lease, a sum (the “Monthly Expense Payment”) equal to one-twelfth (1/12) of Tenant’s Proportionate Share of the amount by which Landlord’s Estimated Operating Expenses for such Lease Year exceeds the Base Operating Expenses. Tenant’s first Monthly Expense Payment after receipt of Landlord’s Expense Statement shall be accompanied by the payment of an amount equal to the product of the number of full months, if any, within the Lease Year which shall have elapsed prior to such first Monthly Expense Payment, times the Monthly Expense Payment; minus any Additional Rent already paid by Tenant on account of its obligation under Section 2.1 of this Lease for such Lease Year.
     2.5. Each Landlord’s Expense Statement shall reconcile the payments made by Tenant pursuant to the preceding Landlord’s Expense Statement with Tenant’s Proportionate Share of Landlord’s Operating Expenses for the period covered thereby. Any balance due to Landlord shall be paid by Tenant within thirty (30) days of receipt of Landlord’s Expense

Statement and any surplus shall be applied by Landlord against the next accruing monthly installment(s) of Additional Rent, or if the Lease shall have expired, such surplus shall be refunded to Tenant within thirty (30) days after the date of Landlord’s Expense Statement; provided, however, if the Lease shall have expired as a result of a default by Tenant, Landlord shall have the right to retain such surplus to the extent Tenant owes Landlord any Minimum Rent or Additional Rent.
     2.6. For the protection of Tenant, Landlord shall maintain books of account that shall be open to Tenant and its representatives so that Tenant, at its sole cost and expense, may audit said books of account to determine that any Operating Expenses have, in fact, been paid or incurred, said audit to be subject to the following conditions:
          (1) Such audit shall be conducted only during regular business hours at the office where Landlord maintains said books of account;
          (2) Tenant shall provide to Landlord fourteen (14) days’ prior written notice;
          (3) Tenant is not in default of any of the terms and provisions of the Lease from the time Tenant provides Landlord with notice through the time such audit is conducted;
          (4) Tenant shall deliver to Landlord a copy of the results of such audit within fifteen (15) days of its receipt by Tenant;
          (5) Any information obtained by Tenant in connection with such an audit is sensitive and proprietary in nature, and Tenant agrees that all such information shall be kept private and confidential;
          (6) Only an independent and nationally recognized accounting firm that is not being compensated by Tenant on a contingency fee basis may perform such audit; and
          (7) Any such audit must be concluded within five (5) days after it is first commenced.
     If, as a result of the audit, any disagreement with respect to any one or more of the charges exists and is not satisfactorily settled between Landlord and Tenant, said disagreement may be referred by either party to an independent certified public accountant to be mutually agreed upon, and if such an accountant cannot be agreed upon, the American Arbitration Association may be asked by either party to select an arbitrator whose decision shall be final and binding upon both parties, who shall jointly share any cost of such arbitration. Pending resolution of said dispute, Tenant shall pay to Landlord the sum so billed by Landlord, subject to the ultimate resolution as described above. Notwithstanding anything herein to the contrary, once Landlord shall have finally determined the Operating Expenses at the expiration of each Lease Year as described in Section 2.5 above, then Tenant shall be entitled to audit and dispute any charge so established for a period of thirty (30) days after Tenant’s receipt of such statement, and Tenant specifically waives any right to dispute or audit any such charge at the expiration of said thirty (30) day period. Furthermore, no subtenant shall have any right to conduct an audit, and no assignee shall conduct an audit for any period during which such assignee was not in possession of the Premises.
     2.7. In no event shall any adjustment in Tenant’s obligation to pay Additional Rent under this Article 2 result in a decrease in the Minimum Rent payable hereunder. Tenant’s obligation to pay Additional Rent, and Landlord’s obligation to credit to Tenant any amount pursuant to the provisions of this Article 2, for the final year of the Term shall survive the Termination Date or earlier expiration of this Lease.
     2.8. Tenant shall also pay to Landlord, as Additional Rent, upon demand, the amount of any increase in Landlord’s Operating Expenses which is attributable to (i) Tenant’s use or manner of use of the Premises, (ii) activities conducted on or about the Premises by Tenant or on behalf of Tenant, or (iii) additions or improvements in, on, or about the Premises which were made by or on behalf of Tenant or which in whole or in part belong to Tenant. The amount of said increase paid by Tenant pursuant to this Section 2.8 shall not be included in Landlord’s Operating Expenses.
     2.9. Tenant acknowledges and agrees that Landlord shall have the right to change the period of the fiscal year, either before or during the Term, to any other fiscal year or twelve (12) month period. In the event that Landlord makes such a change, then the same shall be effective upon written notice to Tenant and, in such event, Tenant shall pay Tenant’s Proportionate Share of Operating Expenses over the Operating Expenses for the period from the end of the initially designated fiscal year, as last billed, to the beginning of the newly designated fiscal year, prorated for such period, within twenty (20) days of the rendering by Landlord of the bill for such interim period. Landlord agrees that Tenant’s net obligations under this Article 2 shall not increase solely as a result of this change in fiscal year.
     2.10. The provisions of Section 22.4 of this Lease shall apply to Landlord’s Expense Statement.
ARTICLE 3
REAL ESTATE TAXES
     3.1. Tenant shall pay to Landlord, as Additional Rent, Tenant’s Proportionate Share of the amount by which Taxes for any Lease Year (except the Base Year) during the Term exceeds the Base Taxes. Tenant’s Proportionate Share of such excess for less than a year shall be prorated and apportioned.
     3.2. On or about the Commencement Date, and within ninety (90) days following the first day of each Lease Year (except the Base Year) within the Term, Landlord shall determine or estimate the Taxes for such Lease Year (the “Projected Taxes”) and shall submit such information to Tenant in a written statement (“Landlord’s Tax Statement”).
     3.3. Commencing on the first day of the first month following the submission of any Landlord’s Tax Statement and continuing thereafter until Landlord renders the next

Landlord’s Tax Statement, Tenant shall pay to Landlord on account of its obligation under Section 3.1 of this Lease, a sum (the “Monthly Tax Payment”) equal to one-twelfth (1/12) of Tenant’s Proportionate Share of the amount by which the Projected Taxes for such Lease Year exceeds the Base Taxes. Tenant’s first Monthly Tax Payment after receipt of Landlord’s Tax Statement shall be accompanied by the payment of an amount equal to the product of the number of full months, if any, within the Lease Year which shall have elapsed prior to such first Monthly Tax Payment, times the Monthly Tax Payment; minus any Additional Rent already paid by Tenant on account of its obligation under Section 3.1 of this Lease for such Lease Year.
     3.4. Each Landlord’s Tax Statement shall reconcile the payments made by Tenant pursuant to the preceding Landlord’s Tax Statement with Tenant’s Proportionate Share of the Taxes imposed for the period covered thereby. Any balance due to Landlord shall be paid by Tenant within thirty (30) days of receipt of Landlord’s Tax Statement and any surplus shall be applied by Landlord against the next accruing monthly installment(s) of Additional Rent, or if the Lease shall have expired, such surplus shall be refunded to Tenant within thirty (30) days after the date of Landlord’s Tax Statement; provided, however, if the Lease shall have expired as a result of a default by Tenant, Landlord shall have the right to retain such surplus to the extent Tenant owes Landlord any Minimum Rent or Additional Rent.
     3.5. Tenant acknowledges that Landlord shall have the exclusive right, but not the obligation, to contest or appeal any assessment for Taxes. Landlord and Tenant agree that, in the event the amount of the Base Taxes or the Taxes for any other Lease Year is reduced below the then current amount of the Base Taxes due to a reduction in the assessment of the Real Property, the Base Taxes shall be revised to be the product of (i) the lowest tax rate in effect at any time between calendar year 2006 and the year in which the Building is assessed as a fully completed Building, multiplied by (ii) such lower assessment for the Real Property. Accordingly, any estimation of increases in Taxes set forth in any future Landlord’s Tax Statements shall be based on the revised Base Taxes. If, as a result of any such appeal, any refund of Taxes is received with respect to Taxes attributable to the Term of this Lease, Tenant shall be entitled to Tenant’s Proportionate Share thereof (net of all expenses incurred by Landlord in connection with such contest), but not to exceed the amounts previously paid by Tenant to Landlord with respect to the escalations for Taxes during the relevant period.
     3.6. Tenant shall also pay to Landlord, as Additional Rent, upon demand, the amount of all increases in Taxes and/or all assessments or impositions made, levied, or assessed against or imposed upon the Real Property or any part thereof which are attributable to additions or improvements in, on, or about the Premises made during the Term by or on behalf of Tenant or which in whole or in part belong to Tenant.
     3.7. In no event shall any adjustment in Tenant’s obligation to pay Additional Rent under this Article 3 result in a decrease in the Minimum Rent payable hereunder. Tenant’s obligation to pay Additional Rent, and Landlord’s obligation to credit to Tenant, any amount pursuant to the provisions of this Article 3, for the final year of the Term shall survive the Termination Date or earlier expiration of this Lease.
     3.8. Tenant acknowledges and agrees that Landlord shall have the right to change the period of the fiscal year, either before or during the Term, to any other fiscal year or twelve (12) month period. In the event that Landlord makes such a change, then the same shall be effective upon written notice to Tenant and, in such event, Tenant shall pay Tenant’s Proportionate Share of Taxes over the Taxes for the period from the end of the initially designated fiscal year, as last billed, to the beginning of the newly designated fiscal year, prorated for such period, within twenty (20) days of the rendering by Landlord of the bill for such interim period.
     3.9. The provisions of Section 22.4 shall apply to Landlord’s Tax Statement.
ARTICLE 4
ACCEPTANCE; TENANT IMPROVEMENTS
     4.1. Landlord agrees to provide the improvements and other work in and to the Premises (the “Tenant Improvements” or the “Tenant Improvement Work”) in accordance with the terms, conditions, and provisions of Exhibit D attached hereto and made a part hereof. Except for the Tenant Improvement Work described in Exhibit D, Tenant hereby acknowledges that Landlord does not have any obligation to do any work on or to the Premises or to prepare the same for Tenant’s occupancy, and Tenant agrees to lease and take the Premises, and each fixture and other item constituting a portion thereof, in its “AS IS” condition as of the date of this Lease. Tenant acknowledges further that Landlord (whether acting as Landlord hereunder or in any other capacity) has not made, nor shall Landlord be deemed to have made, any representation or warranty, express or implied, with respect to the Premises.
     4.2. The Premises shall be deemed ready for occupancy and the Commencement Date hereunder shall occur on June 26, 2006 or such later date that: (i) the Premises shall be delivered to Tenant in tenantable condition, which shall be established by the issuance by the appropriate governmental authority of a certificate (temporary or final) permitting occupancy of the Premises for the purposes set forth herein, which certificate shall be obtained by Landlord if the same is required; and (ii) Landlord has Substantially Completed, as defined hereinafter, Tenant Improvement Work. If the occurrence of any of the conditions listed in the preceding sentence, and thereby the making of the Premises ready for occupancy, shall be delayed due to Tenant Delay, as defined in Exhibit D; then the Commencement Date shall be accelerated by a time period equal to the number of days of delay so caused by Tenant. As used herein, Landlord shall be deemed to have “Substantially Completed” Tenant Improvement Work notwithstanding that minor or insubstantial details of construction, mechanical adjustment, or decoration remain to be performed in the Premises or any part thereof, the noncompletion of which does not materially interfere with Tenant’s use of the Premises.
     4.3. Tenant shall occupy the Premises as soon as the same are ready for its occupancy and the Commencement Date shall have occurred (but not prior to said date except to install Tenant’s personal property as provided in this Lease). If and when Tenant shall take actual possession of all or any part of the Premises, it shall be conclusively presumed that the same is in satisfactory condition, except as to those items of work remaining to be performed by Landlord pursuant to this Article 4 or any items of work set forth in a punch list (the “Punch List”) to be submitted to, acknowledged by, and agreed to by Landlord in writing within thirty (30) days after the Commencement Date.

     4.4. Upon prior written notice from Landlord, Tenant shall be permitted to enter the Premises prior to the anticipated Commencement Date for the purpose of moving personal property into the Premises, all without obligation to pay Minimum Rent or Additional Rent therefor, provided all of such work shall be performed for Tenant so as not to cause or create any labor dispute for Landlord or to disrupt the performance of the Tenant Improvements, and further provided Tenant complies with all of the other terms and provisions of this Lease, to include, but not be limited to, the provisions of Article 13 of this Lease.
ARTICLE 5
MAINTENANCE BY TENANT AND LANDLORD
     5.1. (a) Except as provided in Section 5.2, Tenant shall take good care of the Premises throughout the Term and maintain and preserve same in good condition and repair. Tenant shall not injure, deface, or commit waste of the Premises. All repairs, replacements, and improvements to be done by Tenant under this Article shall be performed expeditiously, in a good and workmanlike manner, and in compliance with all statutes, rules, ordinances, and regulations of any Governmental Authority; shall be at least equal in quality, utility, and usefulness to the original work; shall be of first class, modern character; shall be completed free and clear of all Liens; and shall not diminish the overall value of the Real Property.
          (b) Tenant shall be responsible for all injury or damage of any kind or character to the Real Property, including, the windows; floors; walls; ceilings; lights; and electrical equipment and heating, ventilating, and air-conditioning equipment; caused by Tenant’s negligence, carelessness, omission, improper conduct, willful act, or Alterations, or the negligence, carelessness, omission, improper conduct, or willful act of Tenant’s Visitors. Landlord shall repair the same, and Tenant shall pay the costs incurred therefor to Landlord immediately upon demand as Additional Rent.
     5.2. Landlord shall maintain and repair the Common Areas and the Structure, the costs of which shall be passed through as an Operating Expense (unless such cost is expressly excluded from the definition of Operating Expenses), but subject to the obligations of Tenant to pay for the same as a direct Additional Rent expense as specifically provided in Section 5.1(b). Such maintenance and repair shall specifically include (i) maintenance and repairs to the Building’s HVAC, fire safety (including without limitation, sprinklers), electrical (exclusive of starters, ballasts, and fluorescent lamps), plumbing, or other systems to the extent that such systems service the Premises in common with other tenanted areas; and (ii) any Structural Repairs to the Building.
ARTICLE 6
ALTERATIONS BY TENANT OR LANDLORD
     6.1. (a) Tenant shall not make or perform, or permit the making or performance of any alterations or improvements, additions or other physical changes in or about the Premises (referred to, collectively, as “Alterations”) without Landlord’s prior consent; provided however, that Tenant shall have the right, without Landlord’s consent, to make interior, non-structural Alterations if such Alteration: (i) involves a total cost of not more than Twenty-

five Thousand and 00/100 Dollars ($25,000.00); (ii) does not require a building permit to be issued by any governmental authority to make same legally; (iii) does not affect any existing building systems outside the Premises and does not impair or adversely affect any existing building systems within the Premises; and (iv) does not result in a violation of the use of the Premises permitted under this Lease. All Alterations shall be made and performed in conformity with building standards and only by contractors, subcontractors, or mechanics approved by Landlord, which approval Landlord shall not unreasonably withhold. No Alterations shall be made to the partition separating the Premises and the public corridors or to the entrance doors of the Premises, and no Alteration shall affect any part of the Building other than the Premises or adversely affect any service required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building or reduce the value or utility of the Building. No Alteration shall affect the outside appearance or the strength of the Building or any of its structural parts. All business machines and mechanical equipment shall be placed and maintained by Tenant in settings sufficient, in Landlord’s judgment, to absorb and prevent vibration, noise, and annoyance to other tenants or occupants of the Building. Tenant shall submit to Landlord detailed plans and specifications (including layout, architectural, mechanical, and structural drawings) for each proposed Alteration (whether requiring Landlord’s approval or not) and, except as provided above, shall not commence any such Alteration without first obtaining Landlord’s written approval of such plans and specifications. Prior to the commencement of each proposed Alteration, Tenant shall furnish to Landlord duplicate original policies of workers’ compensation insurance covering all persons to be employed in connection with such Alteration, including those to be employed by all contractors and subcontractors, and of comprehensive public liability insurance (including property damage coverage) in which the Additional Insureds shall be named as insured, which policies shall be issued by companies, and shall be in form and amounts satisfactory to Landlord and shall be maintained by Tenant until the completion of such Alteration. All electrical and air conditioning certificates, and all other permits, approvals, and certificates required by all Governmental Authorities shall be timely obtained by Tenant at Tenant’s expense and submitted to Landlord (Landlord shall not unreasonably refuse to join in any application therefor provided that such joinder shall be without expense to Landlord and further provided that Landlord’s joinder is required by such Governmental Authority) . Notwithstanding Landlord’s approval of plans and specifications for any Alteration and Tenant’s right to perform certain Alterations without the prior written approval of Landlord as provided herein, all Alterations shall be made and performed in full compliance with all applicable laws, orders, and regulations of Governmental Authorities and all building codes, rules, or regulations, and the Rules and Regulations of this Lease; all materials and equipment to be incorporated into the Premises as a result of all Alterations shall be new and first class quality; no such materials or equipment shall be subject to any Lien; all Alterations shall be made and performed in a good and workmanlike manner; and Tenant shall deliver to Landlord “as built” plans for any such Alteration within thirty (30) days after completion of the same.
          (b) With respect to any proposed Alteration affecting any of the electrical, mechanical, plumbing, heating, air conditioning, ventilating or other system of the Building (as to which Landlord may withhold its consent using its sole discretion), Landlord reserves the right to condition Landlord’s consent thereto upon the performance of said Alteration by Landlord for Tenant’s account. If Landlord exercises such right, Tenant shall pay Landlord, as Additional Rent, the costs and expenses of said Alteration as follows: one-half of the estimated costs and expenses prior to Landlord’s commencement of said work; and the difference between Landlord’s actual costs and expenses and the amount paid on account thereof within fifteen days after Tenant’s receipt of Landlord’s statement itemizing such costs and expenses.
          (c) Provided all the conditions described in this Section 6.1 have been satisfied, Landlord agrees not to unreasonably withhold or delay its consent in connection with any Alteration (other than any Alteration which involves any structural component of the Building, affects the structural integrity of the Building or affects any of the electrical, mechanical, plumbing, heating, air conditioning, ventilating or other system of the Building, as to which Alterations Landlord may withhold its consent using its sole discretion) requiring Landlord’s consent.
          (d) Notwithstanding anything herein to the contrary, Landlord’s (or Landlord’s engineer’s, architect’s, or other consultant’s or contractor’s) approval of any plans, specifications, or “as built” plan shall not be deemed or construed to be a warranty of any kind, including, but not limited to, the suitability of design or fitness of the Alteration for a particular purpose or in relation to the Building.
     6.2. Tenant shall not at any time prior to or during the Term, directly or indirectly, employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any Alteration or otherwise, if such ,employment will interfere or cause any conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance, or operation of the Building by Landlord, Tenant, or others. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics, or laborers causing such interference or conflict to leave the Building immediately.
     6.3. All Alterations permanently affixed to or comprising a portion of the Building shall, upon installation, become the property of Landlord and shall remain upon and be surrendered with the Premises, unless Landlord, by notice to Tenant no later than thirty (30) days prior to the Termination Date or earlier expiration of this Lease, elects to relinquish Landlord’s right thereto. In such event, Tenant shall remove the same from the Premises prior to the Termination Date or earlier expiration of this Lease at Tenant’s sole expense. Nothing in this Article shall be construed to give Landlord title to or to prevent Tenant’s removal of trade fixtures or moveable office furniture and equipment. Upon removal of any such items from the Premises or upon removal of any other Alterations pursuant to this Section 6.3, Tenant shall immediately and at its expense, repair any damage to the Premises or the Real Property incurred during such removal and restore the same in a good and workmanlike manner to its original condition. All property permitted or required to be removed by Tenant at the end of the Term remaining on the Premises after the Termination Date or earlier expiration of this Lease may be removed from the Premises by Landlord at Tenant’s expense and if such property is not claimed within ten (10) days of such termination such property shall be deemed abandoned to Landlord, but no such action shall relieve Tenant of its obligations to pay the cost and expense of removing such property from the Premises and the cost of repairing damage arising from such removal.

     6.4. Notwithstanding anything to the contrary in this Article, any fixtures, equipment, or furniture furnished and installed in any part of the Premises (whether or not attached thereto or built therein) at the sole expense of Tenant (and with respect to which no credit or allowance shall have been granted to Tenant by Landlord and which was not furnished and installed in replacement of an item which Tenant would not be entitled to remove in accordance with this Article) shall be and shall remain the property of Tenant and shall be removed from the Building by Tenant not later than the Termination Date or earlier expiration of this Lease. The cost of repairing any damage to the Premises or the Building arising from such removal shall be paid by Tenant upon demand. If any fixture, equipment, or furniture which as aforesaid may or is required to be removed by Tenant is not so removed by Tenant within the time above specified therefor, then such property may be removed from the Premises by Landlord at Tenant’s expense and if such property is not claimed within ten (10) days of such termination such property shall be deemed abandoned by Tenant to Landlord, but no such action shall relieve Tenant of its obligation to pay the cost and expense of removing such property from the Premises and the cost of repairing damage arising from such removal.
     6.5. Landlord reserves the right to make changes, alterations, additions, improvements, repairs, or replacements in or to the Common Areas, the Building (including the Premises) and the fixtures and equipment therein, as well as in or to the street entrances, halls, passages, elevators, and stairways and other parts of the Building, and to erect, maintain and use pipes, ducts, and conduits in and through the Premises, all as it may reasonably deem necessary or desirable; provided, however, that there be no unreasonable obstruction of the means of access to the Premises or unreasonable interference with Tenant’s use of the Premises. Nothing contained in this Section shall be deemed to relieve Tenant of any duty, obligation, or liability of Tenant with respect to making any repair, replacement, or improvement or complying with any Law of any Governmental Authority, as more particularly set forth in this Lease, including, but not limited to, Article 6 or in Article 8.
     6.6. Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative vendor service companies, shall have no right of access to or within the Building and/or the Land for the installation or operation of telecommunications services or systems, including, but not limited to, voice, video, data, and other telecommunications services provided over wire, fiber optic, microwave, wireless, or any other transmission system, for all or part of Tenant’s telecommunications within the Building and from the Building and/or the Land to any other location without Landlord’s prior written consent, which Landlord may withhold in its sole discretion. In the event that Landlord consents in writing to the installation of any cabling and/or wires, Tenant acknowledges and agrees that the following terms and conditions shall apply to the same:
          (a) Prior to the expiration or sooner termination of this Lease, Landlord may elect by written notice to Tenant (the “Election Right”) to: (1) retain any or all wiring, cables, risers, and similar installations appurtenant thereto installed by Tenant in the risers of the Building (the “Wiring”); (2) remove any or all such Wiring and restore the Demised Premises and risers to their condition existing prior to the installation of the Wiring (the “Wire Restoration Work”), and Landlord shall perform such Wire Restoration Work at Tenant’s sole cost and expense; or (3) require Tenant to perform the Wire Restoration Work at Tenant’s sole cost and expense.

          (b) In the event Landlord elects to retain the Wiring, Tenant covenants that: (i) Tenant shall be the sole owner of such Wiring, Tenant shall have good right to surrender such Wiring, and such Wiring shall be free of all liens and encumbrances; and (ii) all wiring shall be left in good condition, working order, properly labeled at each end and in each telecommunications/electrical closet and junction box, and in safe condition.
          (c) In the event Tenant fails or refuses to pay all costs of the Wiring Restoration Work within thirty (30) days of Tenant’s receipt of Landlord’s notice requesting Tenant’s reimbursement for or payment of such costs, Landlord may apply all or any portion of Tenant’s Security Deposit toward the payment of such unpaid costs relative to the Wiring Restoration Work. The retention or application of the Security Deposit as provided in this Section 6.6 does not constitute a limitation on or waiver of Landlord’s right to seek further remedy under this Lease, at law, or in equity. The provisions of this Section 6.6 shall survive the expiration or sooner termination of this Lease.
ARTICLE 7
USE
     7.1. The Premises shall be used by Tenant only for executive, general and administrative offices and for no other use or purpose.
     7.2. Tenant shall not use, or suffer, or permit the use of, the Premises or any part thereof in any manner or for any purpose or do, bring, or keep anything, or suffer or permit anything to be done, brought, or kept, therein (including, but not limited to, the installation or operation of any electrical, electronic or other equipment) (i) which would violate any covenant, agreement, term, provision, or condition of this Lease or is unlawful or in contravention of the certificate of occupancy for the Building or for the Premises, or is a contravention of any Law to which the Building or the Premises is subject, or (ii) which would overload or could cause an overload of the electrical or mechanical systems of the Building or which would exceed the floor load per square foot which the floor was designed to carry and which is allowed by law, or (iii) which, in the reasonable judgment of Landlord, may in any way impair or interfere with the proper and economic heating or air conditioning of the Building, or (iv) which may be a nuisance, disturbance, or menace to the other tenants of the Building, or (v) suffer or permit the Building or any component thereof to be used in any manner or anything to be done therein or anything to be brought into or kept thereon which, in the judgment of Landlord, would in any way impair or tend to impair or exceed the design criteria, the structural integrity, the character or the appearance of the Building, or result in the use of the Building or any component thereof in a manner or for a purpose not intended; nor shall Tenant use or suffer or permit the use of the Premises or any part thereof in any manner, or do, or suffer or permit the doing of, anything therein or in connection with Tenant’s business or advertising which, in the reasonable judgment of Landlord, may be adverse to the business of Landlord.
     7.3. Tenant acknowledges that Tenant shall be required to provide prior written notice of any oversized packages, cargo, or other deliveries brought into the Building or to the Premises. Tenant further acknowledges that such deliveries shall be subject to any reasonable requirements imposed by Landlord, including, but not limited to, providing adequate protection to the floors and/or the elevators. All costs associated with such protective measures and all costs arising from any damage in connection with such deliveries shall be borne by Tenant.
ARTICLE 8
COMPLIANCE WITH LAWS AND INSURANCE REQUIREMENTS
     8.1. Tenant, at its sole expense but subject to Landlord’s obligations set forth in Section 8.5 below, shall comply with all Laws at any time duly issued or in force, applicable to the Premises or any part thereof or to Tenant’s use thereof, including, without limitation the Americans with Disabilities Act. The foregoing obligation shall include, but not be limited to, compliance with all Laws which shall impose any violation, order, or duty upon Landlord or Tenant with respect to the Premises as a result of the use or occupancy thereof by Tenant for any purpose not authorized by the provisions of Article 7 or the conduct by Tenant of its business in the Premises in a manner different from the ordinary or proper conduct of such business. All Alterations that are required to comply with this Article 8 shall be made in compliance with the terms and conditions of Article 6 of this Lease. Tenant shall not do, or permit anything to be done in or to the Premises, or bring or keep anything therein which will, in any way, increase the cost of fire or public liability insurance on the Real Property, or invalidate or conflict with the fire insurance or public liability insurance policies covering the Real Property, any personal property kept therein by Landlord, or obstruct or interfere with the rights of Landlord or of other tenants, or in any other way injure Landlord or other tenants, or subject Landlord to any liability for injury to persons or damage to property, or interfere with the good order of the Building, or conflict with the present or future Laws of any Governmental Authority. Any increase in fire insurance premiums on the Building or its contents caused by the use or occupancy of the Premises by Tenant and any expense or cost incurred in consequence of the negligence, carelessness, omission, improper conduct, or willful action of Tenant, shall be Additional Rent and paid by Tenant to Landlord within (10) days of demand therefor made by Landlord to Tenant.
     8.2. Supplementing the provisions of Sections 5.1 and 8.1, Tenant will not cause or permit any “hazardous substance” or “hazardous waste” or “hazardous chemical”, as such terms are defined in the Industrial Site Recovery Act N.J.S.A. 13:1K-6 et seq., as amended, (“ISRA”), the Spill Compensation and Control Act of the State of New Jersey, N.J.S.A. 58:10-23.11b et seq. (the “Spill Act”), or the Comprehensive Environmental Responsibility Compensation and Liability Act of the United States, 42 U.S.C. 9601 et seq. (the “Compensation Act”), to be brought, kept, or stored within the Premises or any portion thereof and will not engage in or permit any other person to engage in any activity, operation, or business upon the Premises or any portion thereof which involves the generation, manufacture, refining, transportation, treatment, storage, handling, or disposal of hazardous substances, hazardous wastes, or hazardous chemicals, above or below ground, or which would or could result in Tenant, Landlord, or the Premises or any portion thereof being subject to the provisions of ISRA, the Spill Act and/or the Compensation Act; provided, however, Landlord hereby agrees that Tenant may store and use within the Premises de minimis quantities of cleaning fluids and other products which may be deemed hazardous substances to the extent such fluids and/or products are customarily stored and used in administrative offices so long as the storage and/or use of such items is in compliance with all applicable Laws.

     8.3. Tenant represents to Landlord that Tenant’s NAICS Code (as per most recent U.S. North American Industry Classification System Manual is 561110. Tenant shall not conduct any operations at the Premises that shall cause the Building or the Premises to be deemed an “industrial establishment” as currently defined in ISRA or otherwise trigger ISRA. If, due to an amendment to ISRA or otherwise Tenant’s operations become subject to ISRA during the Term of the Lease, Tenant shall comply with all ISRA requirements at Tenant’s sole cost and expense. Such expenses shall include, but not limited to, any applicable state agency fees, engineering fees, clean-up costs, filing fees, and suretyship expenses. In addition, in the event any other Building tenant or Landlord triggers ISRA, Tenant agrees to cooperate with Landlord and provide any information relating to Tenant and its operations at the Demised Premises that is needed by Landlord to comply with ISRA. The foregoing undertakings shall survive the termination or sooner expiration of the Lease and surrender of the Demised Premises and shall also survive the sale, lease, or assignment of the Demised Premises by Landlord for a period of one (1) year.
     8.4. In the event Tenant fails to comply with Sections 8.2 and/or 8.3, Tenant shall immediately furnish to Landlord evidence satisfactory to Landlord of the cessation of such activity, operation, or business and that Tenant has complied with all applicable provisions of ISRA, the Spill Act and/or the Compensation Act. Tenant hereby agrees to immediately provide to Landlord a copy of any correspondence, report, notice, order, finding, declaration, or other document relating to Tenant’s obligations under and/or compliance with ISRA, the Spill Act, and/or the Compensation Act received by Tenant from and/or submitted by Tenant to any person, entity, department, or agency. The obligations of Tenant under Sections 8.2 and 8.3 shall survive any expiration or sooner termination of this Lease.
     8.5. In the event any repairs or modifications are required to comply with any Law applicable to the Premises due to the general office use of the same (as opposed to Tenant’s specific manner of use of the Premises), Landlord shall make such required repair or modification, and the costs of the same shall be passed through to the Building tenants as an Operating Expense (unless such cost is expressly excluded therefrom). In addition, Landlord shall perform all maintenance and make all repairs to the Building (including, but not limited to, the Structure), the Property, and the Common Areas that are necessary to comply with any applicable Laws, the costs of which shall be passed through to the Building tenants as an Operating Expense (unless such cost is expressly excluded therefrom).
ARTICLE 9
LANDLORD’S SERVICES
     9.1. Landlord shall furnish to Tenant only the services set forth in this Lease. At Landlord’s expense, heating and cooling shall be furnished only during Business Hours. Cooling shall be provided only from May 1 through September 30th, and then only when weather conditions require as determined by Landlord. If Tenant requires Landlord to provide heating or cooling at any time other than the hours provided herein for such service, Landlord shall furnish such to Tenant within forty-eight (48) hours of Tenant’s written request therefor, and Tenant shall pay to Landlord as Additional Rent on demand, the special hourly overtime charge which Landlord will from time to time reasonably establish therefor. Landlord hereby advises Tenant that the special hourly overtime charge for such service in effect as of the date of this Lease is Seventy-five and 00/100 Dollars ($75.00) per hour.
     9.2. (a) Throughout the Term, Landlord shall supply electrical energy (other than electrical energy used in connection with heating and cooling) to the Premises upon the following terms and conditions: (i) Tenant shall pay for such electrical energy as provided in Section 1.5, or, if the Premises are not separately metered, as provided in this Section 9.2; (ii) Landlord shall not be liable in any way to Tenant (1) for any loss, damage, failure, defect, or change in the quantity or character of electricity furnished to the Premises, (2) or if such quantity or character of electricity furnished to the Premises is no longer available or suitable for Tenant’s requirements, or (3) for any cessation, diminution, or interruption of the supply thereof, and the occurrence of any of the foregoing shall not constitute an actual or constructive eviction; (iii) Tenant agrees that, in the event electrical consumption for the Premises is not separately metered, the independent electrical engineering consultant selected by Landlord (but whose fee is paid by Tenant as Additional Rent on demand) shall from time to time make a survey of the electric power demanded of the electric lighting fixtures and the electric equipment of Tenant used in the Premises to determine the average monthly electric consumption thereof. The findings of said consultant as to the average monthly electric consumption of Tenant shall be conclusive and binding on the parties hereto, unless Tenant objects to such findings in accordance with the provisions of the next succeeding sentence. Tenant shall have the right to hire an independent electrical engineering consultant to conduct a survey and to notify Landlord, with specificity, of Tenant’s objections within twenty (20) days after Tenant’s receipt of such findings; in such event, Landlord and Tenant, and their respective consultants, shall negotiate in good faith to resolve their differences. After said consultant has submitted its report, Tenant shall pay to Landlord, within ten (10) days after demand therefor by Landlord, the amount determined by said consultant as owing either from the Commencement Date or during the months in which said survey was being conducted, whichever the case may be, to the end of the then current month, and, thereafter, on the first day of every month, in advance and without further demand, the amounts set forth as the monthly consumption in said report. Tenant shall pay the amounts determined by Landlord’s consultant during the pendency of any dispute, and after the dispute has been resolved, Landlord will refund to Tenant, or will credit against the next succeeding installment(s) of Additional Rent, the amount, if any, overpaid by Tenant. Said amounts shall be deemed Additional Rent hereunder. If there shall be an increase or decrease in the rate schedule of the public utility supplying electric energy to the Building, or the imposition of any tax with respect to such electric energy or any increase in such tax following the Commencement Date, the Additional Rent payable hereunder shall be equitably adjusted as of the effective date of such increase, decrease or tax.
          (b) Tenant shall be responsible for replacing all light bulbs, fluorescent lamps, non-Building standard lamps and bulbs, and all ballasts used by Tenant in the Premises. At the option of Landlord, Tenant shall purchase from Landlord all fluorescent lamps, light bulbs and ballasts used in the Premises and pay Landlord for the cost of same.
          (c) Landlord reserves the right to estimate Tenant’s electric consumption until the survey of electric consumption is made. The estimate will be based on One and 50/100 Dollars ($1.50) per square foot of the Rentable Area of the Premises. Said estimate shall be paid in equal monthly installments, as Additional Rent, and said payments shall be credited against Tenant’s obligations under Section 9.2(a).
          9.3. Tenant covenants that its use of electricity in the Premises shall be limited to and for the operation of (1) the building standard lighting and lamps, (2) electric typewriters, calculators, copying machines, word processors, desk-top personal computers and printers, digital telephones, and other small office machines, and (3) a dishwasher, refrigerator, microwave, toaster, and coffee machine, but for no other use except with the written consent of Landlord.
          9.4. Tenant shall not connect any fixtures, appliances, or equipment without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant as Additional Rent upon Landlord’s demand. As a condition to granting such consent, Landlord shall require an increase in the Additional Rent by an amount which will reflect the cost of the additional equipment and service to be furnished by Landlord. If Landlord and Tenant cannot agree on such increase, the Additional Rent increase shall be determined by an independent electrical engineering consultant, to be selected by Landlord and whose fee for services rendered shall be paid by Tenant upon demand and shall constitute Additional Rent.
          9.5. Throughout the Term, Landlord shall supply (i) passenger elevator service during Business Hours to each floor above the street floor of the Building and in which the Premises or any portion thereof are located, with one of the elevators being subject to call during hours other than Business Hours, (ii) hot and cold water to any lavatories within or serving the Premises, (iii) cleaning of the Common Areas of the Building and the Premises on Business Days in accordance with the specifications annexed hereto on Exhibit F, (iv) snow and ice removal from the parking areas, driveways, and sidewalks on Business Days within a reasonable time after accumulation thereof.
          9.6. If Landlord’s independent electrical engineering consultant reasonably determines that the findings of its survey do not accurately reflect Tenant’s consumption of electricity at the Premises or that, as a result of the nature of Tenant’s operations or the hours of Tenant’s operation, the costs of performing a survey would be more expensive than if Tenant’s operations were similar to that of a normal office use or its hours of operation were limited to the Business Hours, then Landlord reserves the right to cause Tenant’s consumption or use of electrical energy to be separately metered from the consumption or use thereof by other tenants of the Building, and Tenant shall reimburse Landlord for all costs and expenses incurred in connection therewith as Additional Rent on demand. In addition, Landlord may elect, at its sole discretion, to cause Tenant’s consumption or use of electrical energy to be separately metered from the consumption or use thereof by other tenants of the Building, but in such event, the costs and expenses shall be borne by Landlord. In the event a separate meter is installed, Tenant shall pay the cost of such electrical energy promptly upon receipt of the bill therefor.
          9.7. The failure of Landlord to furnish any service hereunder or the interruption of any service to the Premises shall not be construed as a constructive eviction of

Tenant and shall not excuse Tenant from failing to perform any of its obligations hereunder and shall not give Tenant any claim against Landlord for damages for failure to furnish such service.
ARTICLE 10
INDEMNIFICATION; TENANT’S LIABILITY
     10.1. Tenant shall indemnify and shall pay, defend (using counsel reasonably approved by Landlord), protect, and hold Landlord harmless against any liability, obligation, fine, damage, penalty, claim, cost, suit, demand, charge, and/or expense of any kind or nature, including attorneys’ fees and disbursements and all post-judgment collection fees, which may be imposed upon or incurred by or asserted against Landlord for personal injury, death, property damage, or otherwise arising from:
          (a) the use or occupancy by Tenant of the Premises or from any work, act, or things whatsoever done or omitted to be done thereat by Tenant or Tenant’s Visitors;
          (b) any breach or default by Tenant of and/or under any of the terms, covenants, and conditions of this Lease;
          (c) any omission, carelessness, improper conduct, willful act, or negligence of Tenant or Tenant’s Visitors; or
          (d) any accident, injury, or damage whatsoever caused by Tenant or Tenant’s Visitors to any person, firm, corporation, or other entity or to any property occurring during the Term, in or about the Premises, the Building, and/or the Real Property; and including all reasonable costs, counsel fees, expenses, and penalties incurred by Landlord in connection with any such liability or claim.
ARTICLE 11
LANDLORD’S NON-LIABILITY
     Except to the extent due to the gross negligence of Landlord, Landlord shall not be liable for (and Tenant shall make no claim for) any property damage or personal injury that may be sustained by Tenant or by any other person as a consequence of the failure, breakage, leakage, inadequacy, defect, or obstruction of the water, plumbing, steam, sewer, waste or soil pipes, roof drains, leaders, gutters, valleys, downspouts, or the like or of the electrical, gas, power, conveyor, refrigeration, sprinkler, air conditioning, or heating systems, elevators or hoisting equipment; or by reason of the elements; or resulting from the carelessness, negligence, or improper conduct on the part of any other tenant of Landlord or on the part of Landlord or Tenant or Tenant’s Visitors; or attributable to any interference with, interruption, or failure of any services or utilities to be furnished or supplied by Landlord. Tenant shall give Landlord prompt written notice of the occurrence of any events set forth in this Article 11.

ARTICLE 12
DISCHARGE OF LIENS
     If, because of any act or omission of Tenant, any Lien is filed against the Real Property, the Premises, or the Building (whether or not such Lien is valid or enforceable as such), Tenant, at Tenant’s expense, shall cause it to be cancelled or discharged of record by bonding or otherwise within thirty (30) days after such filing, and Tenant shall, in any event, forever indemnify and save the Additional Insureds harmless against and shall pay all costs, expense, losses, fines and penalties, including, without limitation, attorney’s fees related thereto or resulting therefrom.
ARTICLE 13
TENANT’S INSURANCE
     13.1. Tenant, at its own expense, will maintain with insurers authorized to do business in the State of New Jersey and which are rated at least A XII in Best’s Key Rating Guide, or any successor thereto (or if there is none, an organization having a national reputation), (a) commercial general liability insurance (including, during any period when Tenant is making alterations or improvements to the Premises, coverage for any construction on or about the Premises) against claims for bodily injury, personal injury, death, or property damage occurring on, in, or about the Premises and the adjoining streets, sidewalks, and passageways, or as a result of ownership of facilities located on the Premises, with a limit of not less than Five Million and 00/100 Dollars ($5,000,000.00) per each occurrence (the “CGL”), such coverage to include commercial umbrella liability coverage, if necessary (If the CGL contains a general aggregate, it shall apply separately to the Premises. The CGL shall be written on ISO occurrence form CG00011093 or a substitute providing equivalent coverage and shall cover liability arising from the Premises, operations, independent contractors, products-completed operations, personal injury, advertising liability, and liability under an insured contract. The commercial umbrella liability coverage shall be consistent with the primary coverage.); (b) workers’ compensation insurance for the full statutory liability of Tenant (including employer’s liability), (c) all risk property insurance in an amount sufficient to cover the full replacement cost of Tenant’s fixtures and other personal property and all Alterations owned by Tenant under the terms of this Lease, and (d) such other insurance with respect to the Premises in such amounts and against such insurable risks as may be reasonably and customarily required by any landlord of a similar building or by any mortgagee. Accordingly, if, in the opinion of any mortgagees or ground lessors of the Real Property, the foregoing coverages and/or limits shall become inadequate or less than that commonly maintained by prudent tenants in similar buildings in the area by tenants making similar uses, Landlord shall have the right to require Tenant to increase its insurance coverage and/or limits.
     13.2. The policy of insurance required to be maintained by Tenant pursuant to Section 13.1 shall name as additional insured parties Landlord, any mortgagee, any ground lessor, and any managing agent of Landlord, and their respective successors and assigns (collectively the “Additional Insureds”) and Tenant, as their respective interests may appear; shall be reasonably satisfactory to Landlord; and shall (a) provide (i) that thirty (30) days’ prior written notice of suspension, cancellation, termination, modification, non-renewal or lapse, or material change of coverage shall be given to Landlord and (ii) that such insurance shall not be invalidated by any act or neglect of Landlord or Tenant or any owner of the Premises, nor by any foreclosure or other proceedings or notices thereof relating to the Premises or any interest therein, nor by any change in the title or ownership of the Premises, nor by occupation of the Premises for purposes more hazardous than are permitted by such policy; (b) not contain a provision relieving the insurer thereunder of liability for any loss by reason of the existence of other policies of insurance covering the Premises against the peril involved, whether collectible or not, and (c) include (i) a contractual liability endorsement evidencing coverage of Tenant’s obligation to indemnify Landlord pursuant to Section 10 hereof, (ii) a broad form liability endorsement and (iii) an automobile endorsement (covering owned and non-owned automobiles).
     13.3. On or before the Commencement Date, Tenant shall deliver to Landlord original or duplicate policies or certificates of the insurers evidencing all the insurance which is required to be maintained hereunder by Tenant and naming the Additional Insureds, and, within thirty (30) days prior to the expiration of any such insurance, other original or duplicate policies or certificates evidencing the renewal of such insurance.
     13.4. Tenant shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by Section 13.1, unless both Tenant and the Additional Insureds are named as insured and additional insureds, respectively, therein.
ARTICLE 14
ASSIGNMENT AND SUBLETTING
     14.1.
     (i) Tenant expressly covenants that it shall not by operation of law or otherwise assign, encumber or mortgage this Lease in whole or in part, nor sublet or suffer or permit the Premises or any part thereof to be used by others, without the prior written consent of Landlord in each instance, and any attempt by Tenant to assign, sublet, encumber or mortgage this Lease shall be null and void. For the purposes of this Article 14, a sale, pledge, hypothecation, assignment, transfer, exchange, or other disposition of (i) any of the issued and outstanding capital stock of Tenant, if Tenant is a corporation, or of any corporation which directly or indirectly controls Tenant, or of any corporate partner in Tenant if Tenant is a partnership, or of any corporate guarantor of all or any of Tenant’s obligations under this Lease, or (ii) all or a part of the partnership interest of any general partner in Tenant if Tenant is a partnership, or of any general partner in any partnership which is the guarantor of all or any of Tenant’s obligations under this Lease, or (iii) any undivided interest in this Lease if Tenant is a co-tenancy, or (iv) all or a part of the membership interest of any managing member in Tenant if Tenant is a limited liability company, shall be deemed to be an assignment of this Lease which is subject to the provisions of this Article 14. The issuance of additional stock or the issuance of additional partnership or membership interests or the substitution of any partnership or membership interest shall be deemed a disposition of issued and outstanding capital stock or a disposition of a partnership or membership interest, as the case may be, for the purposes of the preceding sentence. For the purposes of this Article 14, a joint venture shall be deemed to be a partnership and a joint venturer a partner.
     (ii) The consent by Landlord to any assignment, mortgage, encumbrance, subletting, or use of the Premises by others shall not constitute a waiver of Landlord’s right to withhold its consent to any other or further assignment, mortgage, encumbrance, sublet, or use of the Premises by others. Without the prior written consent of Landlord, this Lease shall not pass by operation of law or otherwise, and shall not be subject to garnishment or sale under execution in any suit or proceeding which may be brought against or by Tenant. The absolute and unconditional prohibitions contained in this Section and Tenant’s agreement thereto are material inducements to Landlord to enter into this Lease with Tenant, and any breach thereof shall constitute a material default hereunder permitting Landlord to exercise all remedies provided for herein or by law or in equity on a default of Tenant.
     (iii) If Tenant’s interest in this Lease is assigned or if the Premises or any part thereof are sublet to, or occupied by, or used by, anyone other than Tenant, whether or not in violation of this Article 14, Landlord may accept from any assignee, sublessee, or anyone who claims a right to the interest of Tenant under this Lease or who occupies any part(s) or the whole of the Premises the payment of Minimum Rent and Additional Rent and/or the performance of any of the other obligations of Tenant under this Lease, but such acceptance shall not be deemed to be a waiver by Landlord of the breach by Tenant of the provisions of this Article 14, nor a recognition by Landlord that any such assignee, sublessee, claimant, or occupant has succeeded to the rights of Tenant hereunder, nor a release by Landlord of Tenant from further performance by Tenant of the covenants on Tenant’s part to be performed under this Lease; provided, however, that the net amount of Minimum Rent and Additional Rent collected from any such assignee, sublessee, claimant, or occupant shall be applied by Landlord to the Minimum Rent and Additional Rent to be paid hereunder.
     (iv) Tenant agrees to pay to Landlord all fees, costs and expenses, including, but not limited to, reasonable attorneys’ fees and disbursements, incurred by Landlord in connection with any proposed assignment of this Lease and any proposed sublease of the Premises.
     14.2.
     (i) When requesting Landlord’s consent, as required under this Lease, to an assignment of this Lease or a subletting of all or any part of the Premises, Tenant shall submit to Landlord a written notice (“Tenant’s Notice”) setting forth in reasonable detail: (1) the name and address of the proposed assignee or subtenant; (2) the terms of the proposed assignment or subletting together with a conformed or photostatic copy of the proposed assignment or sublease, the effective date of which shall be at least sixty (60) days after Tenant’s Notice is given; (3) the nature and character of the business of the proposed assignee or subtenant and its proposed use of the Premises; (4) such information as to its financial responsibility and general reputation as Landlord may require; and (5) a summary of plans and specifications for revising the floor layout of the Premises.

     (ii) Within thirty (30) days after Landlord’s receipt of Tenant’s Notice, Landlord agrees that it shall notify Tenant whether Landlord (x) consents to the proposed assignment or sublet, (y) does not consent to the proposed assignment or sublet, or (z) elects to exercise its recapture right, as described in clause (iii) of this Section 14.2. In connection with a proposed assignment of this Lease or a proposed sublet of all or a portion of the Premises, if Landlord fails to exercise its recapture right, Landlord agrees not to unreasonably withhold its consent to the proposed assignment or sublet, subject to the provisions of clause (vi) of this Section 14.2.
     (iii) Landlord shall have the right, to be exercised by giving written notice (the “Recapture Notice”) to Tenant within thirty (30) days after receipt of Tenant’s Notice, to recapture the space described in Tenant’s Notice (the “Recapture Space”). The Recapture Notice shall cancel and terminate this Lease with respect to the space described therein as of the date stated in Tenant’s Notice for the commencement of the proposed assignment or sublease as fully and completely as if that date had been herein definitively fixed as the Termination Date, and Tenant shall surrender possession of the Recapture Space as of such date in accordance with the provisions of this Lease relating to surrender of the Premises. Thereafter, Tenant and the tenant of the Recapture Space shall share pro rata those items of Minimum Rent and Additional Rent attributable to the Premises as a whole.
     (iv) In the event Landlord elects to exercise its recapture right and the Recapture Space is less than the entire Premises, then Landlord, at Landlord’s expense, shall have the right to make any alterations to the Recapture Space required, in Landlord’s judgment, to make the Recapture Space a self-contained rental unit with access through corridors to the elevators and toilets serving such space. At Landlord’s request, Tenant shall execute and deliver an agreement, in form satisfactory to Landlord, setting forth any modifications to this Lease contemplated or resulting from the operation of this Section; however, neither Landlord’s failure to request such agreement nor Tenant’s failure to execute such agreement shall vitiate the effect of any cancellation pursuant to this Section.
     (v) No assignment or sublease shall be permitted if, as of the day immediately preceding the proposed commencement date of such assignment or sublease, Tenant is in default under this Lease beyond any applicable notice and cure period.
     (vi) Landlord shall not be deemed to have unreasonably withheld its consent to a proposed assignment or sublet if (1) the proposed assignee or sublessee is a party then occupying space in the Building or a party who has negotiated with Landlord for space in the Building within the nine (9) month period preceding the date of Tenant’s Notice; or (2) Tenant shall have publicly advertised the availability for assignment, sublease, or occupancy of all or any part of the Premises at a rental rate lower than the rate at which Landlord is then offering to lease similar space in the Building.
     14.3.
     (i) If Landlord shall consent to a sublease or an assignment pursuant to the request from Tenant, Tenant shall cause to be executed by its assignee or subtenant an agreement to perform faithfully and to assume and be bound by all of the terms, covenants, conditions, provisions, and agreements of this Lease for the period covered by the assignment or sublease and to the extent of the space sublet or assigned. An executed counterpart of each sublease or assignment and assumption of performance by the sublessee or assignee, in form and substance approved by Landlord, shall be delivered to Landlord within five (5) days prior to the commencement of occupancy set forth in such assignment or sublease; no such assignment or sublease shall be binding on Landlord until Landlord has received such counterpart as required herein.
     (ii) If Landlord shall give its consent to any assignment of this Lease or to any sublease, Tenant shall in consideration therefor pay to Landlord, as Additional Rent, fifty percent (50%) of all Net Rental Proceeds, of whatever nature, payable to Tenant by the prospective assignee or sublessee immediately upon receipt thereof.
     14.4. No assignment of this Lease nor any sublease of all or any portion of the Premises shall release or discharge Tenant from any liability, whether past, present, or future, under this Lease, and Tenant shall continue to remain primarily liable under this Lease.
     14.5. Tenant shall be responsible for obtaining all permits and approvals required by any governmental or quasi-governmental agency in connection with any assignment of this Lease or any subletting of the Premises, and Tenant shall deliver copies of these documents to Landlord prior to the commencement of any work, if work is to be done. Tenant is also responsible for and is required to reimburse Landlord for all fees, costs, and expenses, including, but not limited to, reasonable attorneys’ fees and disbursements, which Landlord incurs in reviewing any permits, approvals, and applications for construction within the Premises.
     14.6. If Landlord consents to any proposed assignment or sublease and Tenant fails to consummate the assignment or sublease to which Landlord consented within one hundred eighty (180) days after the giving of such consent, such consent shall be deemed null and void and Tenant shall be required again to comply with all of the provisions and conditions of this Article 14 before assigning this Lease or subletting the Premises. If Tenant consummates the assignment or sublease to which Landlord consented within said one hundred eighty (180) day period, Tenant agrees that it shall deliver to Landlord a fully executed, duplicate original counterpart of the assignment or sublease agreement within ten (10) days of the date of execution of such item.
     14.7. Tenant agrees that, under no circumstances, shall Landlord be liable in damages or subject to liability by reason of Landlord’s failure or refusal to grant its consent to any proposed assignment of this Lease or subletting of the Premises. Accordingly, Tenant’s sole remedy for such failure or refusal shall be the remedy of specific performance, and Tenant shall have no other claim or cause of action against Landlord as a result of Landlord’s actions in refusing to consent thereto.
     14.8. If Landlord withholds its consent of any proposed assignment or sublease, Tenant shall defend (using counsel reasonably approved by Landlord), indemnify, and hold Landlord harmless from and reimburse the Additional Insureds for all liability, damages, costs, fees, expenses, penalties, and charges (including, but not limited to, reasonable attorneys’ fees and disbursements) arising out of any claims that may be made against the Additional Insureds by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.
ARTICLE 15
DAMAGE BY FIRE OR OTHER CASUALTY
     15.1. If the Building or the Premises shall be partially or totally damaged or destroyed by fire or other cause, then, whether or not the damage or destruction shall have resulted from the fault or neglect of Tenant (and if this Lease shall not have been terminated as in this Article 15 hereinafter provided), Landlord shall repair the damage and restore and rebuild the Building and/or the Premises to substantially the same condition as existed prior to such damage or destruction, at its expense, with reasonable dispatch after notice to it of the damage or destruction; provided, however, that Landlord shall not be required to repair or replace any of Tenant’s fixtures, personal property, or any Alterations owned by Tenant pursuant to the terms of this Lease, and Tenant hereby acknowledges that Landlord will not be carrying any insurance of any kind on the foregoing items belonging to Tenant. If the Premises are damaged by fire or other cause, Tenant, at its own expense, shall remove such of its furniture and other belongings from the Premises as Landlord shall require in order to repair and restore the Premises.
     15.2. If the Building or the Premises shall be partially damaged or partially destroyed by fire or other cause, the rents payable hereunder shall be abated to the extent that the Premises shall have been rendered unusable to Tenant in the conduct of its business and for the period from the date of such damage or destruction to the date the damage shall be repaired or restored. If the Premises or a major part thereof shall be totally damaged or destroyed or rendered completely unusable to Tenant in the conduct of its business on account of fire or other cause, the rents shall completely abate as of the date of the damage or destruction and until Landlord shall repair, restore, and rebuild the Building and the Premises, provided, however, that should Tenant reoccupy a portion of the Premises for the conduct of Tenant’s business operations during the period the restoration work is taking place and prior to the date that the same are made completely tenantable, rents allocable to such portion shall be payable by Tenant from the date of such occupancy. Notwithstanding anything to the contrary contained herein, Tenant’s right to abatement as provided above shall be limited to the amount of any rent insurance proceeds received by Landlord which are attributable to the Premises.
     15.3. If the Building shall be totally damaged or destroyed by fire or other cause, or if the Building shall be so damaged or destroyed by fire or other cause (whether or not the Premises are damaged or destroyed) as to require a reasonably estimated expenditure of more than ten (10%) percent of the full insurable value of the Building immediately prior to the casualty, or if the Premises or a major part thereof shall be totally damaged or destroyed by fire or other casualty, or if the Premises or a major part thereof shall be partially damaged or destroyed by fire or other casualty during the last twelve (12) months of the Term, then, notwithstanding anything elsewhere provided in this Article 15, Landlord may terminate this Lease by giving Tenant notice to such effect within one hundred twenty (120) days after the date of the casualty. If Landlord elects to exercise said termination right, said notice shall be deemed effective as of the thirtieth (30th) day after the date of the giving of such notice, and this Lease and the Term hereof shall expire as of said thirtieth (30th) day as if said date were the date originally set forth herein as the Termination Date.
     15.4. In case of any damage or destruction mentioned in this Article 15, Tenant may terminate this Lease, by notice to Landlord, (i) if the Premises or a major part thereof shall be partially damaged or destroyed by fire or other casualty during the last twelve (12) months of the Term or (ii) if Landlord determines the Premises and the portions of the Building which are reasonably necessary for the use of the Premises are not reasonably capable of restoration within nine (9) months from the date of such damage or destruction, or (iii) if Landlord has not completed the making of the required repairs and restored and rebuilt the Premises and the portions of the Building which are reasonably necessary for the use of the Premises within nine (9) months from the date of such damage or destruction, or within an additional period after such nine (9) month period as shall equal the aggregate period Landlord may have been delayed in doing so by an Excusable Delay.
     15.5. No damages, compensation, or claim shall be payable by Landlord for inconvenience, loss of business, or annoyance arising from any repair or restoration of any portion of the Premises or of the Building pursuant to this Article. If Landlord undertakes to restore the Premises and/or the Building under this Article 15, then Landlord shall use commercially reasonably efforts to effect such repair or restoration promptly and in such manner as to not unreasonably interfere with Tenant’s use and occupancy.
     15.6. Notwithstanding any of the foregoing provisions to the contrary, Landlord’s obligation to repair the damage and restore and rebuild the Building and/or the Premises pursuant to this Article shall be subject to the obtaining of all necessary approvals from the Governmental Authorities and subject further to the approval and consent of the holder of any superior mortgage or the lessor of any superior lease and the willingness of such mortgagee and lessor to make the proceeds of casualty insurance policies available to Landlord for such purposes.
     15.7. Tenant waives the benefit of New Jersey Revised Statutes, Title 46, Chapter 8, Sections 6 and 7 and agrees that Tenant will not be relieved of the obligations to pay the Minimum Rent or any Additional Rent in case of damage to or destruction of the Building, except as provided by this Lease.
ARTICLE 16
WAIVER OF CLAIMS;
MUTUAL WAIVER OF SUBROGATION
     Landlord and Tenant waive all rights of recovery against each other and the Additional Insureds for any loss, damages, or injury of any nature whatsoever to property for which the waiving party is required to be insured. In addition, each insurance policy carried by Landlord insuring the Real Property against loss by fire and causes covered by standard extended coverage, and each insurance policy carried by Tenant and insuring the Premises and its fixtures and contents against loss by fire and causes covered by the policies required herein shall be written in a manner so as to provide that the insurance company waives all right of recovery by way of subrogation against Tenant or Landlord, respectively, in connection with any loss or damage covered by such policies. If the release of either Landlord or Tenant, as set forth in the second sentence hereof shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released but shall be deemed secondary to the latter’s insurer.
ARTICLE 17
CONDEMNATION
     17.1. If the Premises, in their entirety, are acquired or condemned by eminent domain or condemnation proceedings; or if a suit or other action shall be instituted for the taking or condemnation therefor; or if in lieu of any formal condemnation proceedings or actions, Landlord shall grant an option to purchase and/or shall sell and convey the Premises, or the Building, or Real Property of which the Premises form a part to any governmental or other public authority, agency, body or public utility seeking to take said Real Property, Building, and/or Premises or any portion thereof; the Term shall cease and terminate from the date of title vesting pursuant to such proceeding or agreement. If a substantial portion of the parking area is condemned or acquired and Landlord is unable to provide other parking for Tenant (reasonably acceptable to Tenant) within seventy-five (75) days after the effective date of such condemnation or taking, then Tenant shall have the option to terminate this Lease by notice given to Landlord after the expiration of said seventy-five (75) day period.
     17.2. If only a portion of the Premises or the Building shall be so condemned or acquired, this Lease shall cease and terminate at Landlord’s option, and if such option is not exercised by Landlord, an equitable adjustment of the Minimum Rent and Additional Rent payable by Tenant for the remaining portion of the Premises shall be made.
     17.2. If a termination occurs under this Article 17, Tenant shall have no claim against Landlord or the condemning authority for the value of the unexpired Term, and Tenant shall have no claim against Landlord, other than for the adjustment of the Minimum Rent and Additional Rent as hereinbefore mentioned, and shall not be entitled to any portion of any amount that may be awarded as damages or paid as a result of such proceedings or as the result of any agreement made by the condemning authority with Landlord. Tenant may make an independent claim in such proceedings for its personalty, trade fixtures and moving expenses only, provided, however, that any such claim shall in no way affect any portion of any award which Landlord or the holder of any mortgage affecting the Premises or the Real Property shall be entitled to receive.

ARTICLE 18
DEFAULT
     18.1. If during the Term any one or more of the following acts or occurrences (any one of such occurrences or acts being hereinafter called an “Event of Default”) shall happen:
     (i) If Tenant shall default in making the payment of any installment of Minimum Rent or the Additional Rent or default in any other way curable by the payment of money, as and when the same shall be due and payable, and such default shall continue for five (5) days following the due date for such payment ; or
     (ii) If Tenant assigns this Lease or sublets the Premises except in the manner permitted under Article 14; or
     (iii) If Tenant shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, composition, readjustment, liquidation, dissolution, or similar relief under any present or future bankruptcy or other applicable law, or make an assignment for the benefit of its creditors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, custodian, or liquidator of Tenant or of all or any substantial part of its properties or of all or any part of the Premises; or
     (iv) If within sixty (60) days after the filing of an involuntary petition in bankruptcy against Tenant or the commencement of any proceeding against Tenant seeking any reorganization, composition, readjustment, liquidation, dissolution, or similar relief under any present or future bankruptcy or other applicable law, and such proceeding shall not have been dismissed; or if, within sixty (60) days after the appointment (without the consent or acquiescence of Tenant) of any trustee, receiver, custodian, or liquidator of Tenant, or of all or any substantial part of the properties of Tenant or of all or any part of the Premises, and such appointment shall not have been vacated or stayed on appeal or otherwise discharged; or if, within sixty (60) days after the expiration of any such stay, such appointment shall not have been vacated; or if within sixty (60) days after the taking of possession (without the consent or acquiescence of Tenant) of the property of Tenant by any governmental office or agency pursuant to statutory authority for the dissolution or liquidation of Tenant, such taking shall not have been vacated or stayed on appeal or otherwise discharged; or
     (v) If the Premises shall be abandoned for a period of thirty (30) days or more; or
     (vi) If Tenant shall default in the observance or performance of or compliance with any of the other covenants, agreements, terms, or conditions of this Lease to be observed or performed by Tenant (other than any default specifically referred to in this Section 18.1), and such default shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant, or, in the case of a default which cannot with due diligence be cured within thirty (30) days, Tenant shall fail to commence within said period of thirty (30) days, or shall fail to thereafter diligently prosecute to completion all steps necessary to remedy such default (it being intended that as to a default not susceptible of being cured with due diligence within thirty (30) days, the time within which such default may be cured shall be extended for such period as may be reasonably necessary to permit the same to be cured with all due diligence, but not to exceed ninety (90) days following the date of the notice of default);
then, upon the occurrence of any one or more of such Events of Default, Landlord may exercise the rights set forth in Article 19 of this Lease or otherwise provided at law or in equity.
     18.2. Notwithstanding any provisions of this Lease permitting Tenant to cure a default prior to the same arising to the level of an Event of Default, if two (2) or more defaults occur within any nine (9) month period, then, notwithstanding that each such default shall have been cured, upon any occurrence of a third (3rd) default within said nine (9) month period, Landlord may exercise the remedies provided herein or at law or in equity upon giving notice as provided in Section 19.1 of this Lease without affording Tenant an opportunity to cure such default.
     18.3. Landlord shall be in default of this Lease if it fails to perform any obligation of Landlord under this Lease and if such failure is not cured within thirty (30) days after written notice thereof is given by Tenant to Landlord; however, if said failure cannot reasonably be cured within thirty (30) days, Landlord shall not be in default of this Lease if Landlord commences to cure the failure within the thirty (30) day period and diligently continues to cure the default. If Landlord does not cure a default in accordance with the foregoing time periods, Tenant shall give to Landlord’s first mortgagee(s), if any, notice of such default (in addition to the notice required to be given pursuant to Article 21 and an additional cure period equal to that specified above for Landlord. If such default remains uncured after the expiration of the first mortgagee’s cure period, Tenant may cure the default at Landlord’s expense. If Tenant pays any reasonable sum in order to cure Landlord’s default, such reasonable sum shall be reimbursed by Landlord to Tenant upon thirty (30) days’ written notice, which notice shall include supporting documentation. If Landlord fails to so reimburse Tenant and if the existence of the default is not being disputed by Landlord, Tenant may withhold from future Minimum Rent payments due and owing the sum owed to Tenant. If the default is being disputed by Landlord, Tenant may not offset its rent obligations until the existence of Landlord’s default and Tenant’s entitlement to reimbursement hereunder has been established by the judgment of a court of competent jurisdiction.
ARTICLE 19
LANDLORD’S RIGHTS UPON TENANT’S DEFAULT
     19.1. If any Event of Default occurs, Landlord may, notwithstanding the fact that Landlord may have other remedies hereunder or at law or in equity, by notice to Tenant, designate a date, not less than five (5) days after the giving of such notice, on which this Lease shall terminate; and thereupon, on such date the Term of this Lease and the estate hereby granted shall expire and terminate with the same force and effect as if the date specified in such notice was the Termination Date, and all rights of Tenant hereunder shall expire and terminate but Tenant shall remain liable as provided in this Lease, and Landlord shall have the right to remove all persons, goods, fixtures, and chattels from the Premises, by force or otherwise, without liability or damages to Tenant.
     19.2. If this Lease is terminated as provided in Section 19.1, or as permitted by law, Tenant shall peaceably quit and surrender the Premises to Landlord, and Landlord may, without further notice, enter upon, re-enter, possess, and repossess the same by summary proceedings, ejectment, or other legal proceeding, and again have, repossess and enjoy the same as if this Lease had not been made, and in any such event neither Tenant nor any person claiming through or under Tenant by virtue of any law or an order of any court shall be entitled to possession or to remain in possession of the Premises but shall forthwith quit and surrender the Premises, and Landlord at its option shall forthwith, notwithstanding any other provision of this Lease, be entitled to recover from Tenant as and for damages either:
     (i) an amount equal to all Minimum Rent and Additional Rent (conclusively presuming the Additional Rent to be the same as was payable for the calendar year immediately preceding such termination) reserved hereunder for the unexpired portion of the Term, discounted at the rate of four percent (4%) per annum to then present worth; or
     (ii) amounts equal to the Minimum Rent and Additional Rent (as above presumed) which would have been payable by Tenant from time to time had this Lease not so terminated, or had Landlord not so re-entered the Premises, payable on the date that such payments would have otherwise been payable following such termination and until the Termination Date; provided, however, that if Landlord shall relet the Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting, the expenses incurred or paid by Landlord from such reletting, the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Premises and in securing possession thereof, as well as the expenses of reletting, including altering and preparing the Premises for new tenants, brokers’ commissions, and all other expenses properly chargeable against the Premises and the rental therefrom, it being understood that any such reletting may be for a period shorter or longer than the remaining Term of this Lease, but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subsection to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Premises or any part thereof should be relet in combination with other space or otherwise, then proper apportionment on a square foot basis (for equivalent space) shall be made of the rent received from such reletting and of the expenses of reletting. Suit or suits for the recovery of such damages, or any installments of such damages, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term of this Lease would have expired if it had not been so terminated under the provisions of Section 19.1, or under any provision of law, or had Landlord not re-entered the Premises.
     19.3. Nothing contained in this Lease shall be construed to impose upon Landlord the duty to mitigate damages in the event of a default by Tenant. In addition, nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums, or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of the termination of this Lease or re-entry on the Premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 19.2. Nothing herein contained shall limit or prejudice the right of Landlord, in any bankruptcy or reorganization or insolvency proceeding, to prove for and obtain as damages by reason of such termination an amount equal to the maximum allowed by any bankruptcy or reorganization or insolvency proceedings, or to prove for and obtain as damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law whether such amount shall be greater, equal to, or less than any of the sums referred to in Section 19.2.
     19.4. Landlord may retain, as a credit against the liquidated damages herein provided for, any Minimum Rent or Additional Rent or monies received by it from Tenant or others on behalf of Tenant.
     19.5. If Tenant has not removed its furniture or fixtures within ten (10) days after Landlord has taken possession of the Premises pursuant to this Article 19, Landlord shall have the right, as agent for Tenant, to take possession of any furniture or fixtures of Tenant found upon the Premises and sell the same at any private or public sale and apply the proceeds to any amount due Landlord. Tenant waives any right to notice of execution or levy in connection therewith.
     19.6. If Tenant shall default in the keeping, observance, or performance of any covenant, agreement, term, provision, or condition herein contained, Landlord, without thereby waiving such default, may perform the same for the account and at the expense of Tenant (a) immediately or at any time thereafter and without notice in the case of emergency or in case such default will result in (i) a violation of any Law, or (ii) the imposition of any lien, charge, or encumbrance against all or any portion of the Premises, the Building, or the Real Property, and (b) in any other case if such default continues for a period of fifteen (15) days after the date of the giving by Landlord to Tenant of a notice of Landlord’s intention to perform the same. All reasonable costs and expenses incurred by Landlord in connection with any such performance by it for the account of Tenant and also all costs and expenses, including reasonable counsel fees and disbursements incurred by Landlord in any action or proceeding (including any summary dispossess proceeding) brought by Landlord to enforce any obligation of Tenant under this Lease and/or right of Landlord in or to the Premises, shall be paid by Tenant to Landlord, as Additional Rent, upon demand.
ARTICLE 20
LANDLORD’S REMEDIES CUMULATIVE; EXPENSES
     20.1. No right or remedy conferred upon or reserved to Landlord shall be exclusive of any other right or remedy, and any right and remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing at law. The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement or to exercise any right, power, or remedy contained in this Lease shall not be construed as a waiver or relinquishment thereof for the future. A receipt by Landlord of any installment of the Minimum Rent or the Additional Rent with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach and shall not be deemed to have been waived unless expressed in writing and signed by Landlord. Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any covenant, agreement, condition, or provision of this Lease or to a decree compelling performance of any covenant, agreement, condition, or provision of this Lease, or to any other remedy allowed Landlord by law.
     20.2. If Tenant shall be in default in the performance of any of its obligations under this Lease and an action shall be brought for the enforcement thereof in which it shall be deter mined that Tenant was in default, Tenant shall pay to Landlord, on demand, the expenses Landlord incurred in connection therewith, including reasonable attorneys’ fees and any post-judgment collection fees.
     20.3. For the purposes of any suit brought by Landlord, this Lease shall be construed to be a divisible contract, to the end that successive actions may be maintained on this Lease as successive periodic sums mature hereunder.
ARTICLE 21
SUBORDINATION AND ESTOPPEL
     21.1. This Lease and the Term and estate hereby granted are and shall be subject and subordinate to the lien of each mortgage or ground lease which may at any time hereafter affect all or any portion of the Real Property or Landlord’s interest therein (any such mortgage or ground lease being herein called an “Underlying Encumbrance”), and Tenant hereby agrees to attorn to any holder of an Underlying Encumbrance, or to its successor or assign. Although no instrument or action on the part of Tenant shall be necessary to effectuate such subordination, Tenant shall, upon request by Landlord, at any time or times execute and deliver any and all reasonable instruments that may be necessary or proper to effect such attornment or subordination, or to confirm or evidence the same. If Tenant shall fail or otherwise refuse to execute a subordination instrument in accordance with this Article, then and upon such event, Tenant shall be deemed to have appointed Landlord and Landlord shall thereupon be regarded as the irrevocable attorney-in-fact of Tenant, duly authorized to execute and deliver the required instrument for and on behalf of Tenant, but the exercise of such power shall not be deemed a waiver of Tenant’s default. Landlord hereby represents that there is no Underlying Encumbrance as of the date of this Lease.
     21.2. If all or any portion of Landlord’s estate in the Real Property shall be sold or conveyed to any person, firm, corporation, or other entity upon the exercise of any remedy provided for in any mortgage or by law or equity, such person, firm, corporation, or other entity and each person, firm, corporation, or other entity thereafter succeeding to its interest in the Real Property (a) shall not be liable for any act or omission of Landlord under this Lease occurring prior to such sale or conveyance, (b) shall not be subject to any offset, defense, or counterclaim accruing prior to such sale or conveyance, (c) shall not be bound by any payment prior to such sale or conveyance of Minimum Rent, Additional Rent, or other payments for more than one month in advance (except prepayments in the nature of security for the performance by Tenant of its obligations hereunder to the extent received), and (d) shall be liable for the keeping, observance and performance of the other covenants, agreements, terms, provisions, and conditions to be kept, observed and performed by Landlord under this Lease only during the period such person, firm, corporation, or other entity shall hold such interest.
     21.3. In the event of an act or omission by Landlord which would give Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant will not exercise any such right until it has given written notice of such act or omission, or, in the case of the Premises or any part thereof becoming untenantable as the result of damage from fire or other casualty, written notice of the occurrence of such damage, to the holder of any Underlying Encumbrance whose name and address shall previously have been furnished to Tenant in writing, by delivering such notice of such act, omission, or damage addressed to such holder at said address or if such holder hereafter furnishes another address to Tenant in writing at the last address of such holder so furnished to Tenant, and, unless otherwise provided herein, until a reasonable period (but no less than thirty (30) days) for remedying such act, omission, or damage shall have elapsed following such giving of such notice (or following such later date as provided in Article 18 of this Lease), provided any such holder, with reasonable diligence, shall, following the giving of such notice, have commenced and continued to remedy such act, omission, or damage or to cause the same to be remedied.
     21.4. Tenant shall at any time and from time to time upon not less than fifteen (15) days’ prior notice by Landlord, execute, acknowledge, and deliver to Landlord an estoppel certificate, in form satisfactory to Landlord, certifying (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) the dates to which the Minimum Rent and Additional Rent have been paid and whether any such Minimum Rent or Additional Rent has been paid in advance, (iii) whether Landlord is in default in performance of any of its obligations under this Lease, and if so, specifying each such default of which Tenant may have knowledge, and (iv) as to any other matters requested by Landlord, it being intended that any such certificate delivered pursuant to this Section 21.4 may be relied upon by a prospective purchaser of Landlord’s interest or a mortgagee of Landlord’s interest or assignee of any mortgage upon Landlord’s interest in the Real Property or any other party which Landlord wishes to receive said estoppel certificate.
ARTICLE 22
NO WAIVER
     22.1. No waiver by Landlord or Tenant of any breach by the other party in this Lease of any of the terms, covenants, agreements, or conditions of this Lease shall be effective unless such waiver is contained in a writing subscribed by the party waiving such breach and no such waiver shall be deemed to constitute a waiver of any succeeding breach thereof, or a waiver of any breach of any of the terms, covenants, agreements, and conditions herein contained.

     22.2. No act or thing done by Landlord or Landlord’s agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any authority to accept the keys of the Premises prior to the Termination Date and the delivery of keys to any employee of Landlord or Landlord’s agents shall not operate as an acceptance of a termination of this Lease or an acceptance of a surrender of the Premises.
     22.3. The receipt by Landlord of the Minimum Rent and Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Minimum Rent or a lesser amount of the Additional Rent then due shall be deemed to be other than on account of the earliest stipulated amount then due, nor shall any endorsement or statement on any check or payment as Minimum Rent or Additional Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Minimum Rent or Additional Rent or pursue any other remedy provided in this Lease.
     22.4. Landlord’s failure during the Term to prepare and deliver any of the statements, notices, or bills set forth in this Lease shall not in any way cause Landlord to forfeit or surrender its rights to collect any amount that may have become due and owing to it during the Term.
     22.5. The failure of Landlord to enforce any of the Rules or Regulations as may be set by Landlord from time to time, against Tenant or against any other tenant in the Building shall not be deemed a waiver of any such Rule or Regulation, and Landlord shall not be liable to Tenant for any violation of the Rules and Regulations by any other tenant in the Building, or such tenant’s agents, servants, employees, contractors, invitees, or licensees.
ARTICLE 23
LANDLORD’S RIGHT OF ENTRY
     23.1. Landlord and Landlord’s agents and representatives shall have the right to enter into or upon the Premises, or any part thereof, at all reasonable hours and upon reasonable ,notice for the following purposes: (i) examining the Premises; (ii) making such repairs or alterations therein as may be necessary in Landlord’s sole judgment for the safety and preservation of the Building or the Premises; (iii) erecting, maintaining, repairing, or replacing wires, ducts, cables, conduits, vents, or plumbing equipment running in, to, or through the Premises; (iv) showing the Premises to prospective new tenants during the last nine (9) months of the Term; or (v) showing the Premises during the Term to any mortgagees or prospective purchasers of the Real Property. Landlord shall give Tenant five (5) Business Days’ prior written notice before commencing any non-emergency repair or alteration. Landlord agrees that Tenant shall have the right to make its representative available to accompany Landlord during the foregoing entry; however, Landlord shall not be obligated to reschedule its entry based on the availability of such representative.

     23.2. Landlord may enter upon the Premises at any time in case of emergency without prior notice to Tenant.
     23.3. Landlord, in exercising any of its rights under this Article 23, shall not be deemed guilty of an eviction, partial eviction, constructive eviction, or disturbance of Tenant’s use or possession of the Premises and shall not be liable to Tenant for same.
     23.4. All work performed by or on behalf of Landlord in or on the Premises pursuant to this Article 23 shall be performed with as little inconvenience to Tenant’s business as is reasonably possible.
     23.5. Tenant shall not change any locks or install any additional locks on doors entering into the Premises without the consent of Landlord and, if any change is made, a copy of any such lock key shall be given to Landlord. If in an emergency Landlord is unable to gain entry to the Premises by unlocking entry doors thereto, Landlord may force or otherwise enter the Premises without liability to Tenant for any damage resulting directly or indirectly therefrom. Tenant shall be responsible for all damages created or caused by its failure to give to Landlord a copy of any key to any lock installed by Tenant controlling entry to the Premises.
ARTICLE 24
QUIET ENJOYMENT
     Landlord covenants and agrees that, upon the performance by Tenant of all of the covenants, agreements, and provisions hereof on Tenant’s part to be kept and performed, Tenant shall have, hold, and enjoy the Premises, subject to the terms of this Lease, including, but not limited to, the provisions of Article 21; provided, however, that no diminution, or abatement of the Minimum Rent, Additional Rent, or other payment to Landlord shall be claimed by or allowed to Tenant for inconvenience or discomfort arising from the making of any repairs or improvements to the Premises or the Real Property, nor for any space taken to comply with any law, ordinance or order of any Governmental Authority, except as provided for herein. Tenant’s rights hereunder are and shall be subject to the existing state of title to the Real Property and to future easements affecting the Real Property, including, by way of illustration and not limitation, easements for storm and sanitary sewers, drainage ditches and public utilities, and to all existing and future mortgages, liens for real estate taxes, provided that the same will not render the Premises unfit for Tenant’s use as a general commercial office.
ARTICLE 25
SURRENDER
     Upon the Termination Date, or prior expiration of the Term of this Lease, Tenant shall peaceably and quietly quit and surrender to Landlord the Premises, broom clean, in as good condition as on the Commencement Date, except for normal wear and tear, repairs and replacement required of Landlord, and damage by fire or other casualty not caused by Tenant. Tenant’s obligation to observe or perform this covenant shall survive the Termination Date or prior expiration of the Term. If the Termination Date or prior expiration of the Term falls on a

Sunday or a Building Holiday, this Lease shall expire at 11:59 p.m. on the last business day preceding said date.
ARTICLE 26
HOLDING OVER
     If Tenant holds over possession of the Premises beyond the Termination Date or prior expiration of the Term, such holding over shall not be deemed to extend the Term or renew this Lease but such holding over shall continue upon the terms, covenants, and conditions of this Lease except that Tenant agrees that the charge for use and occupancy of the Premises for each calendar month or portion thereof that Tenant holds over (even if such part shall be one day) shall be a liquidated sum equal to one-twelfth (1/12th) of two (2) times (but only 1.5 times with respect to the first month of such holding over) the sum of the: (i) Minimum Rent and (ii) Additional Rent required to be paid by Tenant during the calendar year preceding the Termination Date or earlier expiration of the Term. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Premises will be extremely substantial, will exceed the amount of the monthly Minimum Rent and Additional Rent payable hereunder and will be impossible to accurately measure. If the Premises are not surrendered upon the expiration of this Lease, Tenant shall indemnify and hold harmless the Additional Insureds against any and all losses and liabilities resulting therefrom, including, without limitation, any claims made by any succeeding tenant founded upon such delay. Nothing contained in this Lease shall be construed as a consent by Landlord to the occupancy or possession by Tenant of the Premises beyond the Termination Date or prior expiration of the Term, and Landlord, upon said Termination Date or prior expiration of the Term, shall be entitled to the benefit of all legal remedies that now may be in force or may be hereafter enacted relating to the immediate repossession of the Premises. The provisions of this Article shall survive the Termination Date or earlier expiration of the Term.
ARTICLE 27
NOTICES
     All notices, requests, consents, approvals, demands, and other communications by either party to the other given or required to be given under this Lease shall be in writing and, except for Landlord’s Expense Statement and for Landlord’s Tax Statement, shall be sent by hand delivery; or by registered or certified mail, return receipt requested; or by reputable private overnight delivery service providing a receipt of delivery or refusal, addressed (i) to Tenant (a) at Tenant’s address set forth in this Lease if given prior to Tenant’s taking possession of the Premises or (b) at the Building if mailed subsequent to Tenant’s taking possession of the Premises, or (ii) to Landlord at Landlord’s address set forth in this Lease, or (iii) to such other address as either party shall hereafter designate by notice as aforesaid. Landlord’s Expense Statement and Landlord’s Tax Statement may be sent by regular mail to Tenant. All notices properly addressed shall be deemed served on the date of receipt or rejection thereof, except that notice of change of address shall not be deemed served until received by the addressee. Legal counsel for the respective parties may provide the requisite notices hereunder on behalf of their respective clients.

ARTICLE 28
CHANGES SURROUNDING BUILDING
     This Lease shall not be affected or impaired by any change in any sidewalk, alley, or street adjacent to or around the Building, except as otherwise provided in Article 17, nor by the construction of additional buildings or other improvements upon the Real Property. Tenant acknowledges that Landlord may construct additional buildings and other improvements on the Real Property, including the Common Areas, and expressly consents thereto.
ARTICLE 29
RULES AND REGULATIONS
     Tenant and Tenant’s Visitors shall comply with the Rules and Regulations with respect to the Real Property which are set forth in Exhibit E annexed to this Lease and are expressly made a part hereof. Landlord shall have the right to make reasonable amendments thereto from time to time for the safety, care, and cleanliness of the Real Property, the preservation of good order therein and the general convenience of all tenants, and Tenant shall comply with such amended Rules and Regulations following written notice thereof from Landlord. In the event there is a conflict between the provisions of this Lease and the Rules and Regulations, the provisions of this Lease shall govern.
ARTICLE 30
LIMITATION OF LANDLORD’S LIABILITY
     Anything in this Lease to the contrary notwithstanding, no recourse or relief or personal liability shall be had under any rule of law, statute, or constitution or by any enforcement of any assessments or penalties, or otherwise or based on or in respect of this Lease (whether by breach of any obligation, monetary or non-monetary), against Landlord, or Landlord’s agents, shareholders, officers, directors, partners, members, principals (disclosed or non-disclosed), tenant-in-common, venturer, trustee, trustee beneficiary, grantee, affiliates, or any other individual or entity having an interest in Landlord, it being expressly understood that all obligations of Landlord under or relating to this Lease are solely obligations payable out of the Real Property and are compensable solely therefrom. It is expressly understood that all such liability is and is being expressly waived and released as a condition of and in consideration for the execution of this Lease, and Tenant expressly waives and releases all such liability as a condition of, and in consideration for, the execution of this Lease by Landlord.
ARTICLE 31
DIRECTORY
     31.1. Landlord shall furnish and service at the elevator lobby located on the ground floor and on the second (2nd) floor a directory which shall list therein the name of Tenant (but no names of any individual employees). Said listing, which shall be a component of Operating Expenses, shall be in Building standard lettering.

     31.2. Landlord shall install, at Tenant’s sole cost and expense, Tenant’s name on signage at the entrance of the Premises, provided that Tenant submits all plans and drawings of the same for Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned, or delayed if such signage (including the size and style of the lettering) is consistent with the standards generally in use at the Building for signage.
ARTICLE 32
MISCELLANEOUS
     32.1. Entire Agreement. This Lease contains the entire agreement between the parties, and any attempt hereafter made to change, modify, waive, discharge, or effect an abandonment of it in whole or in part shall be void and ineffective unless in writing and signed by the party against whom enforcement of the change, modification, waiver, discharge, or abandonment is sought.
     32.2. Jury Trial Waiver. Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any connection with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, and/or any claim, injury or damage, or any emergency or statutory remedy.
     32.3. Broker. Landlord and Tenant mutually represent to each other that they have not dealt with any real estate broker or sales representative in connection with this Lease, other than the Designated Broker. Each party agrees to indemnify, defend and hold harmless the other (and any mortgagees or ground lessors) from and against all threatened or asserted claims, liabilities, costs or damages which may incur as a result of a breach of this representation. Landlord agrees to pay the commissions of the Designated Broker pursuant to separate agreement(s). This representation shall survive the expiration or sooner termination of this Lease.
     32.4. Severability. If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and all other terms and provisions of this Lease shall be valid and enforced to the fullest extent permitted by law.
     32.5. Interpretation.
     (a) Whenever in this Lease any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of covenants.
     (b) Words of any gender used in this Lease shall be held to include any other gender, and words in the singular number shall be held to include the plural, when the sense requires.

     (c) All pronouns and any variations thereof shall be deemed to refer to the neuter, masculine, feminine, singular, or plural as the identity of Tenant requires.
     (d) This Lease shall not be strictly construed either against Landlord or Tenant.
     (e) No remedy or election given by any provision in this Lease shall be deemed exclusive unless so indicated, but each shall, wherever possible, be cumulative with all other remedies in law or equity as otherwise specifically provided.
     (f) Each provision hereof shall be deemed both a covenant and a condition and shall run with the land.
     (g) If, and to the extent that, any of the provisions of any rider to this Lease conflict or are otherwise inconsistent with any of the preceding provisions of this Lease, or of the Rules and Regulations appended to this Lease, whether or not such inconsistency is expressly noted in the rider, the provisions of the rider shall prevail, and in case of inconsistency with said Rules and Regulations, shall be deemed a waiver of such Rules and Regulations with respect to Tenant to the extent of such inconsistency.
     (h) Tenant agrees that all of Tenant’s covenants and agreements herein contained providing for the payment of money and Tenant’s covenant to remove construction liens shall be deemed conditions as well as covenants, and that if default be made in any such covenants, Landlord shall have all of the rights provided for herein.
     (i) The parties mutually agree that the headings and captions contained in this Lease are inserted for convenience of reference only and are not to be deemed part of or to be used in construing this Lease.
     (j) The covenants and agreements herein contained shall, subject to the provisions of this Lease, bind and inure to the benefit of Landlord, its successors and assigns, and Tenant, its successors and permitted assigns, except as otherwise provided herein.
     (k) This Lease has been executed and delivered in the State of New Jersey and shall be construed in accordance with the laws of the State of New Jersey, and Landlord and Tenant acknowledge that all of the applicable statutes of the State of New Jersey are superimposed on the rights, duties, and obligations of Landlord and Tenant hereunder, and this Lease shall not otherwise provide that which said statutes prohibit.
     (1) Landlord has made no representations or promises with respect to the Premises or the Real Property, except as expressly contained herein.
     (m) Landlord shall have no obligation, except as herein set forth, to do any work in and to the Premises to render them ready for occupancy and use by Tenant.
     32.6. Not Offer, Option, etc. The submission of this Lease to Tenant for examination does not constitute by Landlord a reservation of, or an option to Tenant for, the

Premises, or an offer to lease on the terms set forth herein, and this Lease shall become effective as a lease agreement only upon execution and delivery thereof by Landlord and Tenant.
     32.7. Force Majeure. If, by reason of an Excusable Delay Landlord shall be unable to fulfill its obligations under this Lease or shall be unable to supply any service which Land lord is obligated to supply, this Lease and Tenant’s obligation to pay Minimum Rent and Additional Rent hereunder shall in no way be affected, impaired, or excused.
     32.8. Adjacent Excavation, Shoring. If any excavation or other sub-structural work shall be made upon land adjacent to the Building or the Property or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation or other sub-structural work license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary to preserve the walls or structures of the Building of which the Premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent.
     32.9. Security Deposit.
     (i) Concurrently with the execution of this Lease, Tenant shall deposit with Landlord the sum of Thirteen Thousand Nine Hundred Forty Two and 14/100 Dollars ($13,942.14) as a security deposit (the “Security Deposit”), the same to be held by Landlord as security for the full and faithful performance by Tenant of the terms and conditions by it to be observed and performed hereunder. Provided that Tenant is not in default of this Lease, the Security Deposit shall be reduced during the last year of the Term so that the Security Deposit is equal to two (2) months’ Minimum Rent.
     (ii) If any Minimum Rent or Additional Rent payable by Tenant to Landlord becomes overdue and remains unpaid, or should Landlord make any payments on behalf of Tenant, or should Tenant fail to perform any of the terms and conditions of this Lease, then Landlord, at its option, and without prejudice to any other remedy which Landlord may have on account thereof, shall appropriate and apply said deposit, or so much thereof as may be required to compensate or reimburse Landlord, as the case may be, toward the payment of Minimum Rent or Additional Rent payable hereunder, or loss or damage sustained by Landlord due to the breach or failure to perform on the part of Tenant, and upon demand, Tenant shall restore such security to the original sum deposited and Tenant’s failure to do so within ten (10) days after receipt of such demand shall constitute a breach of this Lease. Tenant shall not assign or encumber, or attempt to assign or encumber, the Security Deposit, and Landlord shall not be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.
     (iii) Conditioned upon the full compliance by Tenant of all of the terms of this Lease, and the prompt payment of all sums due hereunder, as and when they fall due, said deposit shall be returned in full to Tenant within thirty (30) days after the end of the Term.
     (iv) In the event of any transfer of title to the Real Property, Landlord shall have the right to transfer the Security Deposit to said assignee and Landlord shall thereupon be released by Tenant from all liability for the return of such Security Deposit; and Tenant agrees to look to the new landlord for the return of said Security Deposit. It is hereby agreed that the provisions of this Section shall apply to every transfer or assignment made of the Security Deposit to a new lessor.
     (v) In the event of bankruptcy or other debtor-creditor proceedings against Tenant, such Security Deposit shall be deemed to be applied first to the payment of rent and other charges due Landlord for all periods prior to filing of such proceedings.
     (vi) Notwithstanding anything herein to the contrary, in the event that Tenant exercised the Right of First Offer in accordance with the provisions of Article 34 of this Lease, then Landlord shall have the right to increase the Security Deposit by an amount equal to the increase in the monthly Minimum Rent for the Additional Space.
     32.10. Transfer by Landlord. In the event of any transfer of title to Real Property, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder except for liabilities which arose prior to such transfer and this Lease shall be deemed and construed as a covenant running with the land without further agreement between the parties or their successors in interest.
     32.11. Access. Subject to governmental regulations, Tenant will be entitled to have access to the Premises twenty-four (24) hours per day, seven (7) days a week.
     32.12. Reasonable Modifications. If, in connection with obtaining financing for the Building, a banking, insurance, or other recognized institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay, or defer its consent thereto, provided that such modifications do not in any significant manner: (i) increase the obligations of Tenant hereunder or (ii) affect the leasehold interest created or the conduct of Tenant’s business operations at the Premises.
     32.13. Authorization. Tenant represents that the undersigned officer(s) have been duly authorized to enter into this Lease and that the execution and consummation of this Lease by Tenant does not and shall not violate any provision of any by-laws, certificate of incorporation, agreement, order, judgment, governmental regulation, or any other obligations to which Tenant is a party or is subject. Upon execution hereof, Tenant shall deliver a Secretary’s certificate (or other similarly certified document) evidencing its authority to execute this Lease.
     32.14. Consent, Permission, or Approval. In any case where Landlord’s consent, permission, or approval is requested (or required to be requested) by Tenant in connection with this Lease, Landlord shall have the right to charge Tenant all costs (architectural, engineering and legal) as Additional Rent that Landlord incurs in determining whether such consent, permission, or approval shall be granted.
     32.15. Financial Statements. Tenant agrees, within (90) days after the end of Tenant’s accounting year, to furnish to Landlord and to any mortgagee or ground lessor of the Building and/or Property a certified balance sheet and profit and loss statement for the last accounting year.

ARTICLE 33
RENEWAL OPTION
     33.1. Tenant is hereby granted one (1) option to renew this Lease for a renewal term of three (3) years (the “Renewal Term”), subject to the terms of this Article 33. In the event that Tenant desires to renew this Lease, it shall give notice in writing to Landlord of its intention to renew the Lease at least eleven (11) months prior to the Termination Date. During the Renewal Term, Tenant shall lease the Premises in its “AS IS” condition, and all of the terms and conditions of this Lease shall otherwise remain in effect during the Renewal Term, except that the annual Minimum Rent payable during the Renewal Term shall be the annual fair market renewal rental value of the Premises based on a comparison of the rents and accrued escalations then being paid by tenants renewing leases for comparable space in the competitive market area of the Premises, excluding from consideration rent concessions, such as free rent and work letter allowances, made to tenants leasing space initially, but taking into consideration rent concessions, such as refitting allowance, made to tenants renewing leases (the “Fair Market Renewal Rent”); provided, however, that in no event shall the annual Minimum Rent be less than the annual Minimum Rent payable during the year preceding the first year of such Renewal Term. In the event the Minimum Rent to be paid during the Renewal Term increases over the amount paid during the year preceding the first year of such Renewal Term, Landlord may, at its sole option, require Tenant to pay, on or before the commencement of the Renewal Term, a proportionate increase in the Security Deposit.
     33.2. The Fair Market Renewal Rent of the Premises for purposes of Section 33.1 shall take into account the provisions of this Lease and shall be determined pursuant to the provisions of this Section 33.2. The Fair Market Renewal Rent shall be set forth by Landlord in a notice to Tenant at least sixty (60) days prior to the commencement of the Renewal Term. The Fair Market Renewal Rent set forth in such notice shall be binding upon both parties, unless Tenant shall notify Landlord of its objection within twenty (20) days after receipt of such notice. In the event of such an objection, which is not resolved within twenty (20) days thereafter, Tenant, at its own expense, shall designate an MAI or SREA appraiser in the Morris County area. Tenant’s designated appraiser shall then determine and promptly report to both parties in writing the Fair Market Renewal Rent of the Premises, which report shall be binding upon both parties, unless Landlord shall object to same within twenty (20) days after receipt of said report. If Landlord shall so object, both parties shall jointly appoint a separate MAI or SREA appraiser who shall determine the Fair Market Renewal Rent by selecting either Landlord’s Fair Market Renewal Rent determination or Tenant’s designated appraiser’s Fair Market Renewal Rent determination according to whichever of the two valuations is closer to the actual Fair Market Renewal Rent in the opinion of such separate appraiser. The costs of such separate appraiser shall be shared equally by Landlord and Tenant.
     33.3. It shall be a condition of the exercise of the option set forth in this Article 33 that, at the time of the exercise of said option, Tenant shall not be in default under this Lease beyond applicable grace periods.
     33.4. Tenant acknowledges and agrees that the option set forth in this Article 33 shall be personal to Tenant and shall not be exercisable by any party (including any assignees)

other than Tenant named herein. Furthermore, notwithstanding anything herein to the contrary, Tenant shall not have the right to exercise the renewal option(s) set forth herein if the amount of Rentable Area of the Premises leased by Tenant during the Renewal Term is fifty (50%) percent or less than the amount of Rentable Area leased by Tenant as of the Commencement Date.
ARTICLE 34
CONFIDENTIALITY
     34.1 Landlord and Tenant each agrees that the terms and conditions of this Lease shall be kept private and confidential, except to the extent that the same may be submitted to a third party solely: (i) for internal business purposes (including, but not limited to, proposed financing by Landlord or a proposed assignment by Tenant of this Lease); or (ii) to comply with any requirements imposed by Laws. Notwithstanding anything herein to the contrary, in the event of a breach of this Paragraph 34, Landlord and Tenant agree that the remedies available to the non-breaching party shall not include a termination of this Lease.
[SIGNATURE BLOCKS
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     IN WITNESS WHEREOF, the parties hereto have executed this Lease on the date first above written.

ATTEST:	LANDLORD:
(SEAL)	THE TOA REINSURANCE COMPANY OF AMERICA

By:

Name:

Title:

Dated:

TENANT:

CHARTWELL INTERNATIONAL, INC.

By:

Name:

Title:

Dated:

EXHIBIT A
DESCRIPTION OF THE PROPERTY
     All that certain parcel of land lying and being in the Town of Morristown, County of Morris, and State of New Jersey, specifically described as follows:
     Beginning at a monument found in the southerly sideline of Madison Avenue, said point of beginning being distant in a northeasterly direction 514.82 feet from the intersection of said southerly sideline of Madison Avenue with the new easterly side line of Turtle Road and running thence:
     1. along the southerly sideline of Madison Avenue, north 88 degrees 42’ 52” east 180.64 feet to a monument found for a corner; thence
     2. still along said sideline, along a curve curving to the right, having a radius of 229.04 feet, a central angle of 32 degrees 531 and an arc length of 131.45 feet to a monument found; thence
     3. still along same, south 58 degrees 24’ 08” east 74.85 feet to a monument found; thence
     4. still along same, along a curve curving to the right, having a radius of 1009.14 feet, a central angle of 3 degrees 07’ 22” and an arc length of 55.00 feet to an iron pipe set for a corner; thence
     5. along lands of the State of New Jersey Highway Department, south 41 degrees 541 west 214.75 feet to an iron pipe set for a corner; thence
     6. still along same, south 41 degrees 481 west 170.70 feet to an iron bar set for a corner; thence
     7. still along same, south 30 degrees 24’ 40” west 149.93 feet to an iron bar set for a corner; thence
     8. still along said lands of New Jersey State Highway Department south 43 degrees 36’ 20” west 86.66 feet to a monument found; thence
     9. along lands of Morristown Plaza Associates, formerly M. Keasbey, passing over a monument found on the approximate boundary line between Morris Township and the Town of Morristown, being distant 35.53 feet on a course of north 02 degrees 14’ 30” west 578.74 feet to the southerly sideline of Madison Avenue, the point and place of Beginning.

A-1

EXHIBIT B
FLOOR PLAN FOR THE PREMISES

B-1

EXHIBIT C
MINIMUM RENT FOR THE PREMISES
     The annual Minimum Rent shall be calculated at the rate of Twenty Five and 50/100 Dollars($25.50) per square foot of Rentable Area of the Premises per annum, being a total of Fifty Five Thousand Seven Hundred Sixty Eight and 50/100 Dollars ($55,768.50) per annum and being a total of Four Thousand Six Hundred Forty Seven and 38/100 Dollars ($4,647.38) per month from the Commencement Date through the Termination Date of the Term subject to the rent abatement provided for in Section 1.7 of the Lease.

C-1

EXHIBIT D
TENANT IMPROVEMENTS
     Section 1.1. The provisions of this Exhibit shall have the same force and effect as if this Exhibit were a numbered Article of the Lease.
     Section 2.1. The Tenant Improvement Work shall include painting and shampooing the carpets throughout the Premises
     Section 3.1. The extent of any Tenant Delay shall be determined in the following manner: Landlord shall notify Tenant of the estimated length of the Tenant Delay involved as soon as practicable after the information necessary to estimate such Tenant Delay is available (which notice shall include the basis for Landlord’s estimate) and, as Landlord obtains the information to calculate the actual Tenant Delay, Landlord shall so notify Tenant, providing it with the basis used in calculating such Tenant Delay. In the event of a dispute concerning the length of any Tenant Delay, Landlord’s calculation shall be used and the Commencement Date shall occur in accordance therewith, provided, however, that Tenant shall retain its right to challenge Landlord’s calculation of the length of the Tenant Delay.

D-1-1

EXHIBIT E
RULES AND REGULATIONS

E-1

EXHIBIT F
CLEANING SPECIFICATIONS FOR THE BUILDING

F-1